 Filed pursuant to Rule 424(b)(2)
 Registration No. 333-283481
Prospectus Supplement
(To Prospectus dated November 26, 2024)
$1,800,000,000
Cencora, Inc.
$500,000,000 4.625% Senior Notes due 2027
$600,000,000 4.850% Senior Notes due 2029
$700,000,000 5.150% Senior Notes due 2035
We are offering $500,000,000 aggregate principal amount of 4.625% Senior Notes due 2027 (the “2027 Senior Notes”), $600,000,000 aggregate principal amount of 4.850% Senior Notes due 2029 (the “2029 Senior Notes”) and $700,000,000 aggregate principal amount of 5.150% Senior Notes due 2035 (the “2035 Senior Notes” and, together with the 2027 Senior Notes and the 2029 Senior Notes, the “notes”). The 2027 Senior Notes will bear interest at a rate of 4.625% per year and will mature on December 15, 2027, the 2029 Senior Notes will bear interest at a rate of 4.850% per year and will mature on December 15, 2029 and the 2035 Senior Notes will bear interest at a rate of 5.150% per year and will mature on February 15, 2035. We will pay interest on the 2027 Senior Notes and the 2029 Senior Notes semi-annually in arrears on June 15 and December 15 of each year, beginning on June 15, 2025. We will pay interest on the 2035 Senior Notes semi-annually in arrears on February 15 and August 15 of each year, beginning on February 15, 2025. We may redeem the notes in whole or in part at any time at the applicable redemption price set forth in this prospectus supplement, plus accrued and unpaid interest to the redemption date, as described in this prospectus supplement under “Description of Notes — Optional Redemption.”
The notes will be unsecured and will rank equal in right of payment with all of our other existing and future unsecured and unsubordinated indebtedness and senior to any of our future indebtedness, if any, that expressly provides for its subordination to the notes. The notes will be effectively junior to all of our future secured indebtedness and structurally subordinated to all indebtedness and other liabilities, including trade payables, of our subsidiaries.
We intend to use the net proceeds of the notes to finance the Acquisition (as defined in this prospectus supplement) and related fees and expenses, with any remaining net proceeds to be used for general corporate purposes. To the extent this offering is not completed or if the net proceeds from the offering less than the aggregate amount of the cash purchase price of the Acquisition and related fees and expenses, we have obtained $3.3 billion in bridge financing commitments in connection with the Acquisition, which as a result of entering into the Term Credit Agreement (as defined in this prospectus supplement) have been reduced to $1.8 billion. For a more detailed discussion, see “Use of Proceeds.” This offering is not contingent on the completion of the Acquisition, which, if completed, will occur subsequent to the closing of this offering. In the event that the Acquisition is not completed on or before August 5, 2025 (or such later date to which the “Termination Date” under the RCA Agreement (as defined in this prospectus supplement) is extended by the parties thereto in accordance with the terms thereof), or if, prior to such date, the RCA Agreement is terminated, other than in connection with the consummation of the Acquisition, we will be required to redeem each series of the notes, in whole but not in part, at a redemption price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest to the redemption date, as described in this prospectus supplement under “Description of Notes — Special Mandatory Redemption Upon Acquisition Termination.”
If a change of control triggering event (as defined in this prospectus supplement) occurs, we must offer to repurchase the notes at a purchase price equal to 101% of the principal amount of the notes to be purchased, plus accrued and unpaid interest, if any.
Investing in the notes involves risks. See “Risk Factors” beginning on page S-6 of this prospectus supplement for a discussion of certain risks you should consider prior to deciding whether to purchase the notes.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or determined that this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

	Public Offering Price	Underwriting Discount	Proceeds to Cencora (Before Expenses)
Per 2027 Senior Note	99.815%	0.250%	99.565%
Total	$499,075,000	$1,250,000	$497,825,000
Per 2029 Senior Note	99.968%	0.350%	99.618%
Total	$599,808,000	$2,100,000	$597,708,000
Per 2035 Senior Note	99.945%	0.450%	99.495%
Total	$699,615,000	$3,150,000	$696,465,000
The public offering prices set forth above do not include accrued interest, if any. Interest on the notes will accrue from December 9, 2024 and accrued interest must be paid by the purchaser if the notes are delivered after that date.
The notes will not be listed or quoted on any securities exchange or automated quotation system. Currently, there are no public trading markets for the notes.

The underwriters expect to deliver the notes to purchasers in book-entry form only through the facilities of The Depository Trust Company for the accounts of its participants, including Euroclear and Clearstream, on or about December 9, 2024. See “Underwriting.”

Joint Book-Running Managers
BofA Securities (All Notes)	Citigroup (All Notes)	J.P. Morgan (All Notes)	Wells Fargo Securities (All Notes)
BNP PARIBAS (All Notes)	Morgan Stanley (2029 Notes, 2035 Notes)	PNC Capital Markets LLC (2029 Notes, 2035 Notes)	TD Securities (2029 Notes, 2035 Notes)	US Bancorp (2029 Notes, 2035 Notes)
MUFG (2027 Notes)	Scotiabank (2027 Notes)	SOCIETE GENERALE (2027 Notes)	Truist Securities (2027 Notes)
Co-Managers
Morgan Stanley (2027 Notes)	PNC Capital Markets LLC (2027 Notes)	TD Securities (2027 Notes)	US Bancorp (2027 Notes)
MUFG (2029 Notes, 2035 Notes)	Scotiabank (2029 Notes, 2035 Notes)	SOCIETE GENERALE (2029 Notes, 2035 Notes)	Truist Securities (2029 Notes, 2035 Notes)
	BBVA (All Notes)	WauBank Securities LLC (All Notes)
The date of this Prospectus Supplement is December 2, 2024.

Prospectus Supplement
Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document consists of two parts. The first part is this prospectus supplement, which contains the terms of this offering of the notes. The second part is the accompanying prospectus, dated November 26, 2024, which we refer to in this prospectus supplement as the “accompanying prospectus.” The accompanying prospectus is part of our Registration Statement on Form S-3 (Registration No. 333-283481) and contains more general information about the securities we may offer from time to time, some of which does not apply to this offering. The prospectus supplement and the accompanying prospectus also incorporate by reference the documents that are described under “Documents Incorporated by Reference.” Generally, when we refer to “this prospectus,” we are referring to both parts of this document combined.
In making your investment decision, you should rely only on the information contained in, or incorporated by reference into, this prospectus supplement, the accompanying prospectus, the registration statement of which this prospectus forms a part and any free writing prospectus we file with the Securities and Exchange Commission (which we refer to as the “SEC”). We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer of these securities in any jurisdiction where the offer or sale is not permitted.
If there is any inconsistency between the information in this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. If the information set forth in this prospectus supplement or the accompanying prospectus varies in any way from the information set forth in a document we have incorporated by reference, you should rely on the information in the more recent document.
You should not assume the information contained in this prospectus supplement, the accompanying prospectus, the registration statement of which this prospectus forms a part or any free writing prospectus we file with the SEC is accurate as of any date other than the date of such documents or that the information incorporated by reference into this prospectus supplement and the accompanying prospectus is accurate as of any date other than the date of the document incorporated by reference. Our business, condition (financial or otherwise), results of operations and prospects may have changed since those dates.
References in this prospectus to “Cencora,” “we,” “us” and “our” and all similar references are to Cencora, Inc. (parent company only) and not to any of its subsidiaries, unless otherwise stated or the context otherwise requires. Specifically, in the “Summary — Cencora, Inc.” section of this prospectus supplement, references to “Cencora,” “we,” “us” and “our” and all similar references are to Cencora, Inc. and its consolidated subsidiaries.

S-ii

DOCUMENTS INCORPORATED BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with the SEC under the Securities Exchange Act of 1934, as amended (which we refer to as the “Exchange Act”), which means that we can disclose important information to you by referring you to those documents. Information incorporated by reference is considered to be a part of this prospectus supplement, and information that we file later with the SEC will automatically update, modify and, where applicable, supersede this information. We incorporate by reference into this prospectus supplement the specific documents listed below and all documents filed by us with the SEC pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act between the date of this prospectus supplement and the termination of the offering of securities under this prospectus supplement, which future filings shall be deemed to be incorporated by reference into this prospectus supplement and to be part of this prospectus supplement from the date we subsequently file such documents. Unless we specifically state otherwise, we do not incorporate by reference any documents or information deemed to be furnished and not filed in accordance with SEC rules. The SEC file number for these documents is 001-16671.
•
Our Annual Report on Form 10-K for the fiscal year ended September 30, 2024, filed with the SEC on November 26, 2024; and

•
Our Current Reports on Form 8-K filed with the SEC on October 15, 2024, November 8, 2024 and November 27, 2024.

Any statement contained in this prospectus supplement or the accompanying prospectus or in any document incorporated by reference into this prospectus supplement or the accompanying prospectus shall be deemed to be modified or, where applicable, superseded for the purposes of this prospectus to the extent that a statement contained in this prospectus supplement or the accompanying prospectus or any subsequently filed document that also is incorporated by reference into this prospectus supplement or the accompanying prospectus modifies or supersedes such prior statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request and without charge, a copy of the documents referred to above that we have incorporated by reference into this prospectus supplement and a copy of the registration statement of which this prospectus is a part. You can request copies of such documents if you call or write us at the following address or telephone number:
Cencora, Inc.
1 West First Avenue
Conshohocken, PA 19428
Telephone: (610) 727-7000
Attention: Secretary
Exhibits to the documents will not be sent, however, unless those exhibits have specifically been incorporated by reference into such document. You may also obtain copies of our SEC filings as described under the heading “Where You Can Find More Information” in the accompanying prospectus.

S-iii

SUMMARY
This summary highlights selected information about us and this offering. It does not contain all of the information that may be important to you in deciding whether to purchase the notes. You should carefully read this entire prospectus supplement, as well as the accompanying prospectus and the documents incorporated by reference herein, which are described in the accompanying prospectus under “Where You Can Find More Information” and in this prospectus supplement under “Documents Incorporated by Reference,” prior to deciding whether to purchase the notes. For purposes of the section below, “Summary — Cencora, Inc.,” references to “Cencora,” “we,” “us,” and “our” are to Cencora, Inc. and its consolidated subsidiaries.
Cencora, Inc.
Cencora is one of the largest global pharmaceutical sourcing and distribution services companies, helping both healthcare providers and pharmaceutical and biotech manufacturers improve patient access to products and enhance patient care. We deliver innovative programs and services designed to increase the effectiveness and efficiency of the pharmaceutical supply chain in both human and animal health. More specifically, we distribute a comprehensive offering of brand-name, specialty brand-name, and generic pharmaceuticals, over-the-counter healthcare products, home healthcare supplies and equipment, and related services to a wide variety of healthcare providers located in the United States and select global markets, including acute care hospitals and health systems, independent and chain retail pharmacies, mail order pharmacies, medical clinics, long-term care and alternate site pharmacies, physician practices, medical and dialysis clinics, veterinarians, and other customers. Additionally, we furnish healthcare providers and pharmaceutical manufacturers with an assortment of related services, including data analytics, outcomes research, reimbursement and pharmaceutical consulting services (including regulatory affairs, development consulting and scientific affairs, pharmacovigilance, and quality management and compliance), niche premium logistics services, inventory management, pharmacy automation, pharmacy management, and packaging solutions.
Recent Developments
Acquisition of Retina Consultants of America (“RCA”)
On November 5, 2024, we entered into an agreement (the “RCA Agreement”) to acquire RCA (the “Acquisition”). Under the terms of the RCA Agreement, we will acquire RCA for cash based on an enterprise value of approximately $4.6 billion, subject to a customary working capital and net-debt adjustment. RCA’s affiliated practices, physicians, and management will rollover a portion of their equity in RCA. After giving effect to the rollover, a cash capitalization of RCA that we intend to make, and the payment of transaction fees and expenses, our expected cash outlay at closing would be approximately $4.3 billion. At closing, we expect to hold approximately 85% ownership in RCA. The RCA Agreement also provides for the potential payment of up to $500 million in aggregate contingent consideration in fiscal 2027 and fiscal 2028, subject to the successful completion of certain predefined business objectives. We have obtained $3.3 billion in bridge financing commitments in connection with the Acquisition, which as a result of entering into the Term Credit Agreement (as defined below) have been reduced to $1.8 billion. The Acquisition is subject to the satisfaction of customary closing conditions, including receipt of required regulatory approvals.
Financing Transactions
Term Loan Facility
On November 26, 2024, we entered into a Term Credit Agreement, with the lenders party thereto and Bank of America, N.A., as administrative agent (the “Term Credit Agreement”). We entered into the Term Credit Agreement in connection with the Acquisition. The Term Credit Agreement provides for a senior unsecured term facility of $1.5 billion (the “Term Loan”), which matures three years from the date on which the Term Loan is drawn under the Term Credit Agreement (such date on which the Acquisition is consummated and the Term Loan is drawn, the “Closing Date”). The proceeds of the Term Loan will be used to pay a portion of the cash consideration in respect of the Acquisition and to pay fees and expenses incurred in connection with the Acquisition. The Closing Date and the funding under the Term Credit

Agreement are subject to customary conditions, including the consummation of the Acquisition. The Term Credit Agreement contains certain affirmative, negative and financial covenants that are substantially similar to the covenants contained in our existing $2.4 billion multi-currency senior unsecured revolving credit facility and also contains customary events of default. The foregoing description of the Term Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Term Credit Agreement, which is filed as Exhibit 10.1 to our Current Report on Form 8-K filed with the SEC on November 27, 2024 and is incorporated by reference into this prospectus supplement.
As discussed above, in connection with the Acquisition, we obtained $3.3 billion in bridge financing commitments to fund the cash purchase price of the Acquisition. As a result of entering into the Term Credit Agreement, such bridge financing commitments have been automatically reduced by $1.5 billion, which is the amount of the commitments under the Term Credit Agreement, to $1.8 billion.
Bridge Facility
We have obtained $3.3 billion in bridge financing commitments in connection with the Acquisition, which as a result of entering into the Term Credit Agreement have been reduced to $1.8 billion. We do not expect to borrow under any bridge financing facilities if we are able to raise sufficient proceeds in this offering to finance the Acquisition, together with our cash on hand and the proceeds of the Term Credit Agreement.
364-Day Revolving Credit Facility
On November 26, 2024, we entered into a Credit Agreement (the “364-Day Revolving Credit Agreement”), with the lenders party thereto and Bank of America, N.A., as administrative agent, pursuant to which we obtained a $1.0 billion senior unsecured revolving credit facility (the “364-Day Revolving Credit Facility”).
Borrowings under the 364-Day Revolving Credit Facility will be available on and after Closing Date and will mature on the date that is 364 days after the Closing Date (the “364-Day Revolving Facility Maturity Date”). Borrowings outstanding on the 364-Day Revolving Facility Maturity Date will mature and be payable on such date, or, at our option, on the first anniversary of the 364-Day Revolving Facility Maturity Date. Our option to extend the maturity of any borrowings outstanding on the 364-Day Revolving Facility Maturity Date is subject to customary conditions and the payment of an extension fee on such outstanding borrowings. The foregoing description of the 364-Revolving Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the 364-Day Revolving Credit Agreement, which is filed as Exhibit 10.2 to our Current Report on Form 8-K filed with the SEC on November 27, 2024 and is incorporated by reference into this prospectus supplement.
The agreements described in “Summary — Recent Developments” may contain representations, warranties, covenants and other agreements by each of the parties to the applicable agreement or other instrument. You should not rely on the representations, warranties and covenants in such agreements or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company or any of its subsidiaries or affiliates. These representations, warranties, covenants and other agreements have been made solely for the benefit of the other parties to the applicable agreement or other instrument and:
•
should not in any instance be treated as categorical statements of fact, but rather as a way of allocating the risk among the parties to such agreements and other instruments if those statements prove to be inaccurate;

•
may be qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement or instrument, which disclosures are not necessarily reflected in the agreement or instrument;

•
may apply standards of materiality in ways that are different from what may be viewed as material to you or other investors; and

•
were made only as of the date of the applicable agreement or instrument or such other date or dates as may be specified in the agreement or instrument and are subject to more recent developments.

The Offering
The following is a brief summary of certain terms and conditions of this offering. Certain of the terms and conditions described below are subject to important limitations and exceptions. For a more complete description of the terms of the notes, see “Description of Notes” in this prospectus supplement and “Description of Debt Securities” in the accompanying prospectus.
Issuer
Cencora, Inc.
Notes Offered
$500,000,000 aggregate principal amount of 4.625% Senior Notes due 2027 (the “2027 Senior Notes”).
$600,000,000 aggregate principal amount of 4.850% Senior Notes due 2029 (the “2029 Senior Notes”).
$700,000,000 aggregate principal amount of 5.150% Senior Notes due 2035 (the “2035 Senior Notes”).
Maturity Date
December 15, 2027 for the 2027 Senior Notes.
December 15, 2029 for the 2029 Senior Notes.
February 15, 2035 for the 2035 Senior Notes.
Interest
Interest on the 2027 Senior Notes will accrue at the rate of 4.625% per annum.
Interest on the 2029 Senior Notes will accrue at the rate of 4.850% per annum.
Interest on the 2035 Senior Notes will accrue at the rate of 5.150% per annum.
Interest on the 2027 Senior Notes and the 2029 Senior Notes will be paid semi-annually on June 15 and December 15 of each year, beginning on June 15, 2025. Interest on the 2035 Senior Notes will be paid semi-annually on February 15 and August 15 of each year, beginning on February 15, 2025. Interest on the notes will be paid on the basis of a 360-day year comprised of twelve 30-day months.
No Initial Guarantees
None of our subsidiaries will initially guarantee the notes. However, certain of our domestic subsidiaries will be obligated to guarantee the notes under certain circumstances. See “Description of Notes — Additional Covenants.”
Ranking
The notes will be unsecured and unsubordinated and will rank:
•
equal in right of payment with all of our other existing and future unsecured and unsubordinated indebtedness;

•
senior to any of our future subordinated debt, if any, that expressly provides for its subordination to the notes; and

•
effectively junior to all of our future secured indebtedness to the extent of the value of the assets securing such indebtedness.

As of September 30, 2024, we had no subordinated debt, and there were no borrowings outstanding under our receivables securitization facility, which is secured by certain receivables and related collateral as further described therein.
The notes will be structurally subordinated to all existing and future recourse indebtedness and other liabilities, including trade payables,

of our subsidiaries to the extent of the value of the assets of such subsidiaries. As of September 30, 2024, our wholly-owned subsidiaries had an aggregate of $13.4 billion of recourse indebtedness and other liabilities (excluding trade payables). See also “Summary — Recent Developments.” The notes will be structurally subordinated to such indebtedness and other liabilities.
Certain Covenants
The indenture governing the notes contains covenants that, among other things, limit our ability and the ability of our restricted subsidiaries to create liens and enter into sale-leaseback transactions and limit our ability to merge or consolidate with or into another person or to sell, lease or convey all or substantially all of our and our restricted subsidiaries’ assets, taken as a whole. These limitations are subject to a number of important qualifications and exceptions. See “Description of Notes — Additional Covenants” in this prospectus supplement and “Description of Debt Securities — Consolidation, Merger or Sale of Assets” in the accompanying prospectus.
Change of Control
If a change of control triggering event (as defined herein) occurs, we must offer to repurchase the notes at a purchase price equal to 101% of the principal amount of the notes to be purchased, plus accrued and unpaid interest, if any. See “Description of Notes — Offer to Repurchase Upon Change of Control Triggering Event” in this prospectus supplement.
Optional Redemption
We may redeem the 2027 Senior Notes in whole or in part at any time prior to November 15, 2027 (the date that is one month prior to the maturity date of the notes) (the “2027 Notes Par Call Date”) at a “make-whole” redemption price and at any time on or after the 2027 Notes Par Call Date at 100% of the principal amount, in each case plus accrued and unpaid interest to the redemption date.
We may redeem the 2029 Senior Notes in whole or in part at any time prior to November 15, 2029 (the date that is one month prior to the maturity date of the notes) (the “2029 Notes Par Call Date”) at a “make-whole” redemption price and at any time on or after the 2029 Notes Par Call Date at 100% of the principal amount, in each case plus accrued and unpaid interest to the redemption date.
We may redeem the 2035 Senior Notes in whole or in part at any time prior to November 15, 2034 (the date that is three months prior to the maturity date of the notes) (the “2035 Notes Par Call Date”) at a “make-whole” redemption price and at any time on or after the 2035 Notes Par Call Date at 100% of the principal amount, in each case plus accrued and unpaid interest to the redemption date.
Special Mandatory Redemption Upon Acquisition
Termination
If the Acquisition is not completed on or before August 5, 2025 (or such later date to which the “Termination Date” under the RCA Agreement is extended by the parties thereto in accordance with the terms thereof), or, if prior to such date, the RCA Agreement is terminated other than in connection with the consummation of the Acquisition, we will be required to redeem each series of the notes, in whole but not in part, at the redemption prices described herein under the caption “Description of Notes — Special Mandatory Redemption upon Acquisition Termination.”

Denominations
The notes will be issued in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof.
Book-Entry Form
The notes will be issued in fully registered book-entry form and will be represented by one or more permanent global notes without coupons. The global notes will be deposited with, or on behalf of, The Depository Trust Company (referred to in this prospectus supplement as “DTC”). Investors may elect to hold interests in the global notes through DTC and its direct and indirect participants. Beneficial interests in any of the global notes will be shown on, and transfers will be effected only through, records maintained by DTC or its nominee and any such interest may not be exchanged for certificated securities, except in limited circumstances. See “Description of Notes — Global Securities” in this prospectus supplement and “Description of Debt Securities — Legal Ownership of Debt Securities” in the accompanying prospectus.
Trustee
U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association).
Governing Law
New York.
Trading
The notes are new issues of securities with no established trading market. We do not intend to apply for listing or quotation of the notes on any securities exchange or automated quotation system. The underwriters have advised us that they intend to make a market in the notes, but they are not obligated to do so and may discontinue market-making at any time without notice.
Use of Proceeds
We estimate that the net proceeds to us from the sale of the notes will be approximately $1.79 billion (after deducting the underwriting discounts and our offering expenses). We intend to use the net proceeds from the offering to finance the Acquisition and to pay related fees and expenses, with any remaining net proceeds to be used for general corporate purposes. See “Use of Proceeds” in this prospectus supplement.
Risk Factors
See “Risk Factors” beginning on page S-6 and the other information included or incorporated by reference in this prospectus for a discussion of certain risks you should carefully consider before deciding whether to purchase the notes.

RISK FACTORS
Investing in the notes involves risks. Before deciding whether to purchase the notes, you should carefully consider the risks described under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended September 30, 2024, which is incorporated by reference into this prospectus supplement, as well as the risks set forth below. The occurrence of any one or more of these risks could materially and adversely affect our business, condition (financial or otherwise), operating results, prospects and ability to satisfy our payment obligations under the notes. In such case, you could lose all or part of your investment.
Risks Related to Investment in the Notes
The indentures do not restrict the amount of additional indebtedness that we may incur.
The indentures governing the notes do not place any limitation on the amount of unsecured indebtedness that we may incur. Our incurrence of additional indebtedness may have important consequences for you as a holder of the notes, including making it more difficult for us to satisfy our obligations with respect to the notes, reducing the market prices of the notes and causing a risk that the credit ratings of the notes will be lowered or withdrawn. If we incur any additional indebtedness that ranks equally with the notes, the holders of that debt will be entitled to share ratably with the holders of the notes in any proceeds distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding up of our business.
Our credit ratings may not reflect the risks of investing in the notes.
Our credit ratings are an assessment by rating agencies of our ability to pay our debts when due. Consequently, real or anticipated changes in our credit ratings will generally affect the market prices of the notes. These credit ratings may not reflect the potential impact of risks relating to structure or marketing of the notes. Agency ratings are not a recommendation to buy, sell or hold any security and may be revised or withdrawn at any time by the issuing organization. Each agency’s rating should be evaluated independently of any other agency’s rating. Neither we, the trustee nor any underwriter undertakes any obligation to maintain the ratings or to advise holders of the notes of any change in ratings.
We may be unable to generate the cash flow to service our debt obligations, including the notes.
We cannot assure you that our future cash flow will be sufficient to allow us to meet our payment obligations on our debt, including the notes. Our ability to generate cash flow from operations to make scheduled payments on our debt, including the notes, will depend on our future financial and operating performance, which will be affected by a range of economic, competitive and business factors. We cannot control many of these factors, such as general economic and financial conditions in the pharmaceutical services industry, regulatory developments, downturns in the economy in general or the initiatives of our competitors. Our ability to generate cash flow to meet our payment obligations under our debt, including the notes, may also depend on our successful implementation of our operating and growth strategies. We cannot assure that we will be able to implement our strategies or that the anticipated results of our strategies will be realized. If we do not generate sufficient cash flow to satisfy our obligations under our debt, including the notes, we may have to seek additional capital or undertake alternative financing plans, such as refinancing or restructuring our debt, or selling assets. Any of these actions could result in unanticipated costs, disrupt the implementation of our business or otherwise hinder our performance. Moreover, we may not be able to take any of these actions on commercially reasonable terms, or at all. Our inability to generate sufficient cash flow or to raise additional capital in order to satisfy our obligations under our debt, including the notes, or to refinance them on commercially reasonable terms would have a material adverse effect on our business, condition (financial or otherwise), results of operations and prospects.
The notes will be unsecured and effectively subordinated to our future secured debt.
Holders of any secured indebtedness that we may incur will have claims that take priority to your claims as holders of the notes to the extent of the value of the assets securing the secured indebtedness. The notes will be effectively subordinated to all of our future secured indebtedness to the extent of the value of the collateral. In the event of any distribution or payment of our assets in any foreclosure, dissolution, winding-up, liquidation, reorganization or other bankruptcy proceeding, holders of secured indebtedness will have priority claims to those of our assets that constitute their collateral. Holders of the notes will participate ratably with all holders of our unsecured indebtedness that is deemed to be of the same class as the notes, and potentially with all of our other general creditors, based upon the respective amounts owed to each holder or creditor, in our remaining assets. In any of the foregoing events, we cannot assure you that there will be sufficient assets to pay amounts due on the notes. As a result, holders of the notes may receive less, ratably, than holders of secured indebtedness. We are permitted to borrow significant amounts of secured indebtedness in the future under the terms of the indentures governing the notes. As of September 30, 2024, our subsidiary, Amerisource Receivables Financial Corporation, had no borrowings outstanding under our receivables securitization facility, which is secured by certain receivables and related collateral as further described therein.
The notes will be structurally subordinated to all existing and future liabilities of our subsidiaries.
The notes will be structurally subordinated to all existing and future liabilities, including trade payables, of our subsidiaries, and the claims of creditors of our subsidiaries, including trade creditors, will have priority as to the assets and cash flows of our subsidiaries. In the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding of any of our subsidiaries, holders of their liabilities, including their trade creditors, will generally be entitled to payment on their claims from assets of those subsidiaries before any assets are made available for distribution to us. None of our subsidiaries will guarantee the notes at the time of issuance. However, certain of our domestic subsidiaries may be obligated to guarantee the notes under certain circumstances. See “Description of Notes — Additional Covenants.” As of September 30, 2024, our wholly-owned subsidiaries had an aggregate of $13.4 billion of recourse indebtedness and other liabilities (excluding trade payables). The notes will be structurally subordinated to such indebtedness and other liabilities.
If an active public trading market does not develop for the notes, you may be unable to sell your notes or to sell your notes at a price that you deem sufficient.
The notes are new issues of securities for which there currently is no established trading market. We do not intend to list or quote the notes on any securities exchange or automated quotation system. While the underwriters of the notes have advised us that they intend to make a market in the notes, the underwriters will not be obligated to do so and may stop their market making at any time. No assurance can be given:
•
as to the development or continuation of any market for the notes;

•
as to the liquidity of any market that does develop; or

•
as to your ability to sell the notes or the price at which you may be able to sell the notes.

The absence of an active public trading market could have an adverse effect on the liquidity and value of the notes.
If a trading market does develop, changes in our ratings or the financial markets could adversely affect the market prices of the notes.
The market prices of the notes will depend on many factors, including, among others, the following:
•
ratings on our debt securities assigned by rating agencies;

•
the prevailing interest rates being paid by other companies similar to us;

•
our business, results of operations, condition (financial or otherwise) and prospects; and

•
the condition of the financial markets.

The condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future, which could have an adverse effect on the market prices of the notes. Rating agencies continually review the ratings they have assigned to companies and debt securities. Negative changes in the ratings assigned to us or our debt securities could have an adverse effect on the market prices of the notes.

We may not have sufficient funds, or the ability to raise sufficient funds, to satisfy our obligation to offer to repurchase the notes upon a change of control triggering event.
Upon a change of control triggering event, as that term is defined under the heading “Description of Notes — Offer to Repurchase Upon Change of Control Triggering Event” of this prospectus supplement, we will be required to make an offer in cash to repurchase all or any part of each holder’s notes at a price equal to 101% of the principal amount thereof, plus accrued interest, if any. The source of funds for any such repurchase would be our available cash or cash generated from operations or other sources, including borrowings, sales of equity or funds provided by a new controlling person or entity. We cannot assure you that sufficient funds will be available at the time of any change of control triggering event to repurchase all tendered notes pursuant to this requirement. Our failure to offer to repurchase notes, or to repurchase notes tendered, following a change of control triggering event will result in a default under the indentures governing the notes, which could lead to a cross-default under our credit facilities and under the terms of our other debt. In addition, prior to repurchasing the notes on a change of control triggering event, we may be required to repay some or all of our outstanding debt, if any, under our credit facilities or obtain the consent of the lenders under those facilities. If we do not obtain the required consents or repay our outstanding debt, if any, under our credit facilities, we may be prohibited or effectively prohibited from offering to repurchase the notes. In addition, the terms of our other outstanding indebtedness provide, and may in the future provide, that (i) certain events that do not constitute a Change of Control Triggering Event with respect to the notes constitute a change of control with respect to such other indebtedness and/or (ii) certain change of control events constitute an event of default thereunder. See “Description of Notes — Offer to Repurchase Upon Change of Control Triggering Event” in this prospectus supplement.
A court may void the issuance of the notes in circumstances of a fraudulent transfer under federal or state fraudulent transfer laws.
If a court determines the issuance of the notes constituted a fraudulent transfer, holders of the notes may not receive payment on the notes. Under federal bankruptcy and comparable provisions of state fraudulent transfer laws, if a court were to find that, at the time the notes were issued, we:
•
issued the notes with the intent of hindering, delaying or defrauding current or future creditors; or

•
received less than fair consideration or reasonably equivalent value for incurring the debt represented by the notes, and either (i) we were insolvent or were rendered insolvent by reason of the issuance of the notes; or (ii) we were engaged, or about to engage, in a business or transaction for which our assets were unreasonably small; or (iii) we intended to incur, or believed, or should have believed, we would incur, debts beyond our ability to pay as such debts mature;

then a court could:
•
void all or a portion of our obligations to holders of the notes;

•
subordinate our obligations to holders of the notes to our obligations with respect to other existing and future debt, the effect of which would be to entitle the other creditors to be paid in full before any payment could be made on the notes; or

•
take other action harmful to holders of the notes, including in certain circumstances, invalidating the notes.

In any of these events, we could not assure you that holders of the notes would ever receive payment on the notes.
The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, we would be considered insolvent if:
•
the sum of our debts, including contingent liabilities, was greater than the fair saleable value of all of our assets;

•
the present fair saleable value of our assets was less than the amount that would be required to pay our probable liability on our existing debts, including contingent liabilities, as they become absolute and mature; or

•
we could not pay our debts as they become due.

We cannot assure you as to what standard a court would apply in order to determine whether we were “insolvent” as of the date the notes were issued, or that, regardless of the method of valuation, a court would not determine that we were insolvent on that date. Nor can we assure you that a court would not determine, regardless of whether we were insolvent on the date the notes were issued, that the issuance of the notes constituted fraudulent transfers on another ground.
Risks Related to Our Acquisition of RCA
We may not complete the acquisition of RCA within the time frame we anticipate, or at all.
On November 5, 2024, we entered into an agreement to acquire RCA. The transaction is subject to the satisfaction of customary closing conditions, including receipt of required regulatory approvals, which may be beyond our control. Failure to satisfy all required closing conditions could delay the completion of the acquisition for a significant period of time or prevent it from occurring. Our ability to broaden our relationships with community providers to create incremental growth and efficiencies in retinal care is subject to the inherent uncertainty of exploring new strategic initiatives, so it may not be entered into within the time frame expected, or at all. RCA may fail to achieve their future financial and operating performance and results. This transaction may also have the effect of disrupting relationships with employees, suppliers, and other business partners. In addition, a delay in completing the Acquisition could cause us to realize some or all of the benefits later than we expect. Any such delay could result in additional costs or in other negative effects associated with uncertainty about our ability to complete the Acquisition.
The combined business may underperform our expectations or may cause our financial results to differ from those expectations.
We believe that our acquisition of RCA will broaden our relationships with community providers in a high growth segment and build on our leadership in specialty. We intend to use our leading operational infrastructure to help RCA enhance the provider experience, drive innovative new research and create better outcomes for patients. Following our recent investment in OneOncology, the addition of RCA will allow us to expand our MSO solutions and drive differentiated value across the healthcare system for manufacturers, providers and patients. However, our integration of the acquired RCA businesses may be more difficult, time consuming or costly than expected, especially with respect to our technology initiatives related to enhancing and upgrading our information technology and security systems. We may also not be able to retain or integrate RCA’s employees as necessary to efficiently manage the combined company or we may suffer customer loss and business disruption. We may fail to achieve expected or targeted future financial and operating performance and results, and the combined company may fail to achieve expected benefits, synergies and operating efficiencies following the closing of the acquisition within the expected timeframes or at all.
Furthermore, acquisitions and investments involve numerous risks and uncertainties and may be in businesses or in regions in which we lack operational or market experience. Acquired companies may have business practices that we are not accustomed to or have unique terms and conditions with their business partners. As a result of the acquisition of RCA, our results of operations and financial position may be adversely affected by a number of factors, including, without limitation: (i) regulatory or compliance issues that could arise; (ii) changes in regulations and laws; (iii) the failure of the acquired businesses or investments to achieve the results that we have projected in either the near or long term; (iv) the assumption of unknown liabilities, including litigation risks; (v) the fair value of assets acquired and liabilities assumed not being properly estimated; (vi) the difficulties of imposing adequate financial and operating controls on such businesses and their respective management teams and the potential liabilities that might arise pending the imposition of adequate controls; (vii) the difficulties of retaining key management and other key employees; (viii) the difficulties in successfully integrating the businesses in a manner that permits us to achieve the anticipated benefits from the Acquisition; (ix) the difficulties in the integration of the operations, technologies, services and products of such businesses; and (x) the failure to achieve the strategic objectives of these acquisitions and investments.

If we do not complete the Acquisition on or before August 5, 2025 (or such later date to which the “Termination Date” under the RCA Agreement is extended by the parties thereto in accordance with the terms thereof), or, if the RCA Agreement is terminated, other than in connection with the consummation of the Acquisition, we will be required to redeem each series of the notes. We may not have the financial resources necessary to effect such redemption. In the event of such redemption, holders of the notes may not obtain their expected return on such notes.
We may not be able to complete the Acquisition on or before August 5, 2025 (or such later date to which the “Termination Date” under the RCA Agreement is extended by the parties thereto in accordance with the terms thereof), if at all. Our ability to complete the Acquisition is subject to various closing conditions, some of which are beyond our control. If the Acquisition is not completed, or, if the RCA Agreement is terminated, other than in connection with the consummation of the Acquisition, we will be required to redeem each series of the notes, in whole but not in part, at a redemption price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest to the redemption date.
We are not required to deposit the proceeds from the notes into an escrow account pending completion of the Acquisition, and we may temporarily use such proceeds for other purposes as described in “Use of Proceeds” prior to completion of the Acquisition. Our ability to pay the Acquisition Termination Redemption Price (as defined herein) to holders of the notes may be limited by our financial resources at the time and it is possible that we will not have sufficient financial resources available to satisfy our obligation, if any, to effect such redemption. This could be the case, for example, if we or any of our subsidiaries commence a case for bankruptcy or reorganization, or such a case is commenced against us or one of our subsidiaries, before the date on which we are required to effect any such mandatory redemption. If we redeem the notes pursuant to a mandatory redemption, you may not obtain your expected return on the notes and may not be able to reinvest the proceeds from such mandatory redemption in an investment that results in a comparable return. In addition, as a result of the mandatory redemption provisions of the notes, the trading prices of the notes (if active trading markets for the notes develop, which they may not) may not reflect the financial results of our business or macroeconomic factors.
You will have no rights under the mandatory redemption provisions if the Acquisition closes, nor will you have any right to require us to repurchase your notes if, between the closing of this offering and the completion of the Acquisition, we experience any changes (including any material adverse changes) in our business or financial condition.

USE OF PROCEEDS
We estimate that the net proceeds to us from the sale of the notes will be approximately $1.79 billion (after deducting the underwriting discounts and our offering expenses).
We intend to use the net proceeds from the offering to finance the Acquisition and to pay related fees and expenses, with any remaining net proceeds to be used for general corporate purposes. To the extent this offering is not completed or if the net proceeds from the offering are less than the aggregate amount of cash purchase price of the Acquisition and related fees and expenses, we have obtained $3.3 billion in bridge financing commitments in connection with the Acquisition, which as a result of entering into the Term Credit Agreement have been reduced to $1.8 billion.
This offering is not contingent on the completion of the Acquisition. Pending application of the net proceeds of the notes for the foregoing purposes, we expect to invest such net proceeds in high-quality, short-term debt securities (although we are not required to do so by the terms of the notes).

CAPITALIZATION
The following table shows our cash and cash equivalents and capitalization as of September 30, 2024:
•
on an actual basis; and

•
on an “as adjusted” basis to give effect to (i) the receipt of the estimated net proceeds of $1.79 billion in this offering and (ii) the payment of estimated related fees and expenses in connection with the Acquisition (but not the consummation of the Acquisition itself or any other related financing transactions).

You should read the following table in conjunction with the section entitled “Summary — Recent Developments,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” contained in our Annual Report on Form 10-K for the fiscal year ended September 30, 2024, incorporated by reference in this prospectus supplement, and our consolidated financial statements and related notes incorporated by reference in this prospectus supplement.
	As of September 30, 2024
	Actual	As Adjusted for This Offering
		(Unaudited)
	(In thousands, except share and per share data)
Cash and cash equivalents	$3,132,648	$4,878,146
Total debt:
Multi-Currency Revolving Credit Facility due 2029(1)	$—	$—
Receivables Securitization Facility due 2027(2)	—	—
Money Market Facility(3)	—	—
3.250% Senior Notes due 2025	499,738	499,738
3.450% Senior Notes due 2027	747,308	747,308
4.625% Senior Notes due 2027 offered hereby	—	497,408
4.850% Senior Notes due 2029 offered hereby	—	597,208
2.800% Senior Notes due 2030	496,564	496,564
2.700% Senior Notes due 2031	992,718	992,718
5.125% Senior Notes due 2034	494,514	494,514
5.150% Senior Notes due 2035 offered hereby	—	695,882
4.250% Senior Notes due 2045	495,574	495,574
4.300% Senior Notes due 2047	493,821	493,821
Alliance Healthcare debt(4)	286	286
Nonrecourse debt(5)	167,553	167,553
Total debt	4,388,076	6,178,574
Stockholders’ equity:
Common stock, $0.01 par value – authorized, issued and outstanding: 600,000,000 shares, 296,169,781, and 194,943,968, respectively	2,962	2,962
Additional paid-in capital	6,030,790	6,030,790
Retained earnings	5,417,139	5,379,791
Accumulated other comprehensive loss	(989,118)	(989,118)
Treasury stock, at cost: 101,225,813 shares	(9,815,835)	(9,815,835)
Total Cencora, Inc. stockholders’ equity	645,938	608,590
Noncontrolling interest	140,804	140,804
Total stockholders’ equity	786,742	749,394
Total capitalization	$5,174,818	$6,927,968

(1)
We have a $2.4 billion multi-currency senior unsecured revolving credit facility (“Multi-Currency Revolving Credit Facility”) with a syndicate of lenders, which is scheduled to expire in October 2029. Interest on borrowings under the Multi-Currency Revolving Credit Facility accrues at specified rates based upon the Company’s debt rating. We pay facility fees to maintain the availability under the Multi-Currency Revolving Credit Facility at specified rates based on its debt rating. We may choose to repay or reduce our commitments under the Multi-Currency Revolving Credit Facility at any time. The Multi-Currency Revolving Credit Facility contains covenants, including compliance with a financial leverage ratio test, as well as others that impose limitations on, among other things, indebtedness of subsidiaries and asset sales, with which we were compliant as of September 30, 2024.

(2)
We have a $1.45 billion receivables securitization facility (“Receivables Securitization Facility”), which is scheduled to expire in October 2027. We have available to us an accordion feature whereby the commitment on the Receivables Securitization Facility may be increased by up to $250 million, subject to lender approval, for seasonal needs during the December and March quarters. Interest rates are based on prevailing market rates for short-term commercial paper or 30-day Term SOFR, plus a program fee. We pay a customary unused fee at prevailing market rates, monthly, to maintain the availability under the Receivables Securitization Facility. The Receivables Securitization Facility contains similar covenants to the Multi-Currency Revolving Credit Facility, with which we were compliant as of September 30, 2024.

(3)
We have an uncommitted, unsecured line of credit available to us pursuant to a money market credit agreement (“Money Market Facility”). The Money Market Facility provides us with the ability to request short-term, unsecured revolving credit loans from time to time in a principal amount not to exceed $100 million. The Money Market Facility may be decreased or terminated by the bank or us at any time without prior notice.

(4)
Alliance Healthcare debt is comprised of uncommitted revolving credit facilities in various currencies with various rates. These facilities are used to fund its working capital needs.

(5)
Nonrecourse debt is comprised of short-term and long-term debt belonging to the Brazil subsidiaries and is repaid solely from the Brazil subsidiaries’ cash flows and such debt agreements provide that the repayment of the loans (and interest thereon) is secured solely by the capital stock, physical assets, contracts, and cash flows of the Brazil subsidiaries.

DESCRIPTION OF NOTES
The following is a description of the particular terms of the notes offered pursuant to this prospectus supplement. This description supplements and, to the extent inconsistent, modifies the description of the general terms and provisions of the debt securities set forth under “Description of Debt Securities” in the accompanying prospectus. Certain capitalized terms used herein are defined below under the heading “— Certain Definitions.”
We are issuing the 2027 Senior Notes as a series of debt securities under an indenture, dated as of November 19, 2009 (such indenture is referred to in this prospectus supplement as the “Base Indenture”), between us and U.S. Bank Trust Company, National Association (as succesor in interest to U.S. Bank National Association), as trustee (such trustee is referred to as the “Trustee”), as supplemented by a thirteenth supplemental indenture to be dated as of December 9, 2024, between us and the Trustee. The Base Indenture and the thirteenth supplemental indenture governing the 2027 Senior Notes are sometimes referred to collectively as the “2027 Note Indenture.” We are issuing the 2029 Senior Notes as a series of debt securities under the Base Indenture, as supplemented by a fourteenth supplemental indenture to be dated as of December 9, 2024, between us and the Trustee. The Base Indenture and the fourteenth supplemental indenture governing the 2029 Senior Notes are sometimes referred to collectively as the “2029 Note Indenture.” We are issuing the 2035 Senior Notes as a series of debt securities under the Base Indenture, as supplemented by a fifteenth supplemental indenture to be dated as of December 9, 2024, between us and the Trustee. The Base Indenture and the fifteenth supplemental indenture governing the 2035 Senior Notes are sometimes referred to collectively as the “2035 Note Indenture.” The 2027 Note Indenture, the 2029 Note Indenture and the 2035 Note Indenture are sometimes referred to individually as an “indenture” and collectively as the “indentures.”
Principal, Maturity, and Interest
The 2027 Senior Notes will initially be issued in an aggregate principal amount of $500,000,000. The 2029 Senior Notes will initially be issued in an aggregate principal amount of $600,000,000. The 2035 Senior Notes will initially be issued in an aggregate principal amount of $700,000,000. We may, without notice to or the consent of holders of the notes offered hereby, re-open any series and issue an unlimited aggregate principal amount of additional notes from time to time; provided that, if any such additional notes are not treated as part of the same issue as these notes for U.S. federal income tax purposes, such additional notes will be issued with a separate CUSIP number. We will issue notes in denominations of $2,000 and integral multiples of $1,000 in excess thereof.
The 2027 Senior Notes will mature on December 15, 2027, with interest accruing on such notes at the rate of 4.625% per year. The 2029 Senior Notes will mature on December 15, 2029, with interest accruing on such notes at the rate of 4.850% per year. The 2035 Senior Notes will mature on February 15, 2035, with interest accruing on such notes at the rate of 5.150% per year.
We will pay interest on the 2027 Senior Notes and the 2029 Senior Notes semi-annually in arrears on June 15 and December 15, beginning on June 15, 2025. We will pay interest on the 2035 Senior Notes semi-annually in arrears on February 15 and August 15, beginning on February 15, 2025. We will make each interest payment to the persons who are the registered holders of the 2027 Senior Notes and the 2029 Senior Notes on the immediately preceding June 1 or December 1, respectively. We will make each interest payment to the persons who are the registered holders of the 2035 notes on the immediately preceding February 1 or August 1, respectively.
Interest on each series of notes will accrue from the last Interest Payment Date on which interest was paid on the notes or, if no interest has been paid on the notes, from the date of original issue.
Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.
If any Interest Payment Date, Redemption Date or maturity date falls on a day that is not a Business Day, the payment of any required amount on such date shall be postponed to the next succeeding Business Day, and no interest on such amount shall accrue for the period from such date to such next succeeding Business Day.

No Initial Guarantees
None of our subsidiaries will initially guarantee the notes. However, certain of our domestic subsidiaries may be obligated to guarantee the notes under certain circumstances. See “— Additional Covenants” below.
Ranking
The notes:
•
will be general unsecured unsubordinated obligations of Cencora;

•
will be equal in right of payment with any future or existing unsecured unsubordinated indebtedness of Cencora; and

•
will be senior in right of payment to future subordinated indebtedness of Cencora, if any, that expressly provides for its subordination to the notes.

The notes will be effectively subordinated in right of payment to all future secured debt of Cencora and the notes will be effectively subordinated to all obligations of our subsidiaries. See “Risk Factors — The notes will be unsecured and effectively subordinated to our future secured debt” and “Risk Factors — The notes will be structurally subordinated to all existing and future liabilities of our subsidiaries.” As of September 30, 2024, we had no subordinated debt, and our subsidiary, Amerisource Receivables Financial Corporation, had no borrowings outstanding under our receivables securitization facility, which is secured by certain receivables and related collateral as further described therein.
The notes will be structurally subordinated to all existing and future indebtedness and other liabilities, including trade payables, of our subsidiaries to the extent of the value of the assets of such subsidiaries. As of September 30, 2024, our wholly-owned subsidiaries had an aggregate of $13.4 billion of recourse indebtedness and other liabilities (excluding trade payables). The notes will be structurally subordinated to such indebtedness and other liabilities.
Special Mandatory Redemption Upon Acquisition Termination
We expect to use the net proceeds from the notes in connection with the Acquisition, as described under “Summary.” The closing of this offering is expected to occur prior to the consummation of the Acquisition. Each series of the notes will be subject to a special mandatory redemption (an “Acquisition Termination Redemption”) in the event that:
(a)
the Acquisition is not consummated on or prior to August 5, 2025 (or such later date to which the “Termination Date” under the RCA Agreement is extended by the parties thereto in accordance with the terms thereof), or

(b)
if prior to August 5, 2025 (or such later date to which the “Termination Date” under the RCA Agreement is extended by the parties thereto in accordance with the terms thereof), the RCA Agreement is terminated, other than in connection with the consummation of the Acquisition (each, an “Acquisition Termination Redemption Event”).

If an Acquisition Termination Redemption Event occurs, each series of the notes will be redeemed, in whole but not in part, at the acquisition termination redemption price (the “Acquisition Termination Redemption Price”) equal to 101% of the principal amount thereof plus accrued and unpaid interest from the date of initial issuance, or the most recent date on which interest has been paid or provided for, if any, whichever is later, to, but excluding, the acquisition termination redemption date (the “Acquisition Termination Redemption Date”), which will be the date no later than the tenth calendar day following the earlier to occur of:
(a)
August 5, 2025 (or such later date to which the “Termination Date” under the RCA Agreement is extended by the parties thereto in accordance with the terms thereof), or

(b)
the date that the RCA Agreement is terminated other than in connection with the consummation of the Acquisition.

We, either directly or through the Trustee on our behalf, will cause a notice of the Acquisition Termination Redemption to be sent, with a copy to the Trustee if we send the notice, not later than five Business Days after the occurrence of the Acquisition Termination Redemption Event to each holder of the notes at its registered address. Such notice will also specify the Acquisition Termination Redemption Date; provided that such Acquisition Termination Redemption Date shall not be specified to occur earlier than the date that is five Business Days after the date on which such notice is delivered. If funds sufficient to pay the Acquisition Termination Redemption Price of all of the notes to be redeemed on the Acquisition Termination Redemption Date, including accrued interest to, but excluding, the Acquisition Termination Redemption Date, are deposited with the Paying Agent on or before such Acquisition Termination Redemption Date, the notes will cease to bear interest after such Acquisition Termination Redemption Date.
Optional Redemption
Prior to the applicable Par Call Date, the Company may redeem the notes at its option, in whole or in part, at any time and from time to time, at a Redemption Price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:
•
(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the Redemption Date (assuming, for this purpose, that such notes mature on the applicable Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day  months) at the Treasury Rate plus 10 basis points in the case of the 2027 Senior Notes, 12.5 basis points in the case of the 2029 Senior Notes and 15 basis points in the case of the 2035 Senior Notes, less (b) interest accrued to the date of redemption, and

•
100% of the principal amount of the notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the Redemption Date.
On or after the 2027 Notes Par Call Date in the case of the 2027 Senior Notes, the 2029 Notes Par Call Date in the case of the 2029 Senior Notes and the 2035 Notes Par Call Date in the case of the 2035 Senior Notes, the Company may redeem such series of notes at its option, in whole or in part, at any time and from time to time, at a Redemption Price equal to 100% of the principal amount of the notes being redeemed, plus accrued and unpaid interest thereon to the Redemption Date.
“Par Call Date” means November 15, 2027 (the date that is one month prior to the maturity date) with respect to the 2027 Senior Notes, November 15, 2029 (the date that is one month prior to the maturity date) with respect to the 2029 Senior Notes and November 15, 2034 (the date that is three months prior to the maturity date) with respect to the 2035 Senior Notes.
“Treasury Rate” means, with respect to any Redemption Date, the yield determined by the Company in accordance with the following two paragraphs.
The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the Redemption Date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) —  H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities — Treasury constant maturities — Nominal” (or any successor caption or heading). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the Redemption Date to the applicable Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields — one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life — and shall interpolate to the applicable Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the Redemption Date.
If on the third Business Day preceding the Redemption Date H.15 or any successor designation or publication is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such Redemption Date of the United States Treasury security maturing on, or with a maturity that is closest to, the applicable Par Call Date, as applicable. If there is no United States Treasury security maturing on the applicable Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the applicable Par Call Date, one with a maturity date preceding the applicable Par Call Date and one with a maturity date following the applicable Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the applicable Par Call Date. If there are two or more United States Treasury securities maturing on the applicable Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.
The Company’s actions and determinations in determining the Redemption Price shall be conclusive and binding for all purposes, absent manifest error.
Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but no more than 60 days before the Redemption Date to each holder of notes to be redeemed, at its registered address. The notice of redemption for the notes to be redeemed will state, among other things, the amount of such notes to be redeemed, the Redemption Date, and the place or places that payment will be made upon presentation and surrender of notes to be redeemed.
In the case of a partial redemption, selection of the notes for redemption will be made pro rata, by lot or by such other method as the Trustee in its sole discretion deems appropriate and fair. No notes of a principal amount of $2,000 or less will be redeemed in part. If any note is to be redeemed in part only, the notice of redemption that relates to the note will state the portion of the principal amount of the note to be redeemed. A new note in a principal amount equal to the unredeemed portion of the note will be issued in the name of the holder of the note upon surrender for cancellation of the original note. For so long as the notes are held by The Depository Trust Company (“DTC”) (or another depositary), the redemption of the notes shall be done in accordance with the policies and procedures of the depositary.
Unless the Company defaults in payment of the Redemption Price, on and after the Redemption Date interest will cease to accrue on the notes or portions thereof called for redemption.
Offer to Repurchase Upon Change of Control Triggering Event
Upon the occurrence of a Change of Control Triggering Event, unless Cencora has exercised its right to redeem the notes, each indenture provides that each Holder (as defined in the indentures) will have the right to require Cencora to purchase all or a portion of such Holder’s notes pursuant to the offer described below (the “Change of Control Offer”), at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase, subject to the rights of Holders of such notes on the relevant record date to receive interest due on the relevant interest payment date.
Within 30 days following the date upon which the Change of Control Triggering Event occurred, or at Cencora’s option, prior to any Change of Control but after the public announcement of the pending Change of Control, Cencora will be required to send, by first class mail, a notice to each Holder of the notes, with a copy to the Trustee, which notice will govern the terms of the Change of Control Offer. Such notice will state, among other things, the purchase date, which must be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law (the “Change of Control Payment Date”). The notice, if mailed prior to the date of consummation of the Change of Control, will state that the Change of Control Offer is conditioned on the Change of Control being consummated on or prior to the Change of Control Payment Date. Holders of the notes electing to have their notes purchased pursuant to a Change of Control Offer will be required to surrender their notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse completed, to the Paying Agent at the address specified in the notice, or transfer their notes to the Paying Agent by book-entry transfer pursuant to the applicable procedures of the Paying Agent, prior to the close of business on the third Business Day prior to the Change of Control Payment Date.
Cencora will not be required to make a Change of Control Offer if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for such an offer made by Cencora and such third party purchases all of the notes properly tendered and not withdrawn under its offer.
“Change of Control” means the occurrence of any of the following:
(a)
the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of Cencora and its Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than to Cencora or one of its Subsidiaries;

(b)
the consummation of any transaction (including without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the outstanding Voting Stock of Cencora, measured by voting power rather than number of shares;

(c)
Cencora consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, Cencora, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of Cencora or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of the Voting Stock of Cencora outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving Person immediately after giving effect to such transaction;

(d)
the first day on which the majority of the members of the Board of Directors of Cencora cease to be Continuing Directors; or

(e)
the adoption of a plan relating to the liquidation or dissolution of Cencora.

“Change of Control Triggering Event” means the notes cease to be rated Investment Grade by at least two of the three Rating Agencies on any date during the period (the “Trigger Period”) commencing 60 days prior to the first public announcement by Cencora of any Change of Control (or pending Change of Control) and ending 60 days following consummation of such Change of Control (which Trigger Period will be extended following consummation of a Change of Control for so long as any of the Rating Agencies has publicly announced that it is considering a possible ratings change). Unless at least two of the three Rating Agencies are providing a rating for the notes at the commencement of any Trigger Period, the notes will be deemed to have ceased to be rated Investment Grade by at least two of the three Rating Agencies during that Trigger Period. Notwithstanding the foregoing, no Change of Control Triggering Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.
“Fitch” means Fitch Ratings, Inc., a subsidiary of Hearst Corporation and FIMALAC SA, and its successors.
“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating category of Moody’s); a rating of BBB- or better by S&P (or its equivalent under any successor rating category of S&P); and a rating of BBB- or better by Fitch (or its equivalent under any successor rating category of Fitch).

“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.
“Rating Agency” means each of Moody’s, S&P and Fitch; provided, that if any of Moody’s, S&P and Fitch ceases to provide rating services to issuers or investors, Cencora may appoint a replacement for such Rating Agency that is reasonably acceptable to the Trustee.
“S&P” means S&P Global Ratings, a division of S&P Global Inc., and its successors.
Holders of the notes may not be entitled to require Cencora to purchase their notes in certain circumstances involving the Board of Directors of Cencora, including in connection with a proxy contest, where the Board of Directors of Cencora does not endorse a dissident slate of directors, but approves such directors as Continuing Directors for purposes of the indentures. This may result in a change in the composition of the Board of Directors of Cencora that, but for such approval, would have constituted a Change of Control, in which case holders will not have the right to require Cencora to purchase their notes.
Mandatory Redemption; Sinking Fund
Except as set forth above under the headings “Special Mandatory Redemption Upon Acquisition Termination” and “Offer to Repurchase Upon Change of Control Triggering Event,” no mandatory redemption obligation will be applicable to the notes. The notes will not be subject to, nor have the benefit of, a sinking fund.
Legal Defeasance and Covenant Defeasance; Satisfaction and Discharge
The legal defeasance and covenant defeasance provisions of each indenture and the satisfaction and discharge provisions of each indenture described under “Description of Debt Securities — Satisfaction, Discharge and Covenant Defeasance” in the accompanying prospectus will apply to the notes.
Additional Covenants
In addition to the covenants described in the accompanying prospectus, the following additional covenants shall apply to the notes. The provisions described in the accompanying prospectus under the heading “Description of Debt Securities — Satisfaction, Discharge and Covenant Defeasance” relating to covenant defeasance shall apply to these additional covenants.
Limitation on Liens
Cencora will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind securing Indebtedness on any asset now owned or hereafter acquired, except Permitted Liens, unless (a) in the case of Cencora, the notes are secured by such Lien equally and ratably with, or prior to, the Indebtedness secured by such Lien or (b) in the case of any Guarantor, such Guarantor’s guarantee is secured by such Lien equally and ratably with, or prior to, the Indebtedness secured by such Lien.
Notwithstanding the foregoing, any Lien securing the notes or such guarantee pursuant to the covenant described in the preceding paragraph shall be automatically and unconditionally released and discharged upon the release by all holders of the Indebtedness secured by the Lien giving rise to the Lien securing the notes or such guarantee (including any deemed released upon payment in full of all obligations under such Indebtedness).
Limitation on Sale and Leaseback Transactions
Cencora will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that Cencora or any Guarantor may enter into a sale and leaseback transaction if:
Cencora or such Guarantor, as applicable, could have incurred a Lien to secure such Indebtedness in an amount equal to the Attributable Indebtedness relating to such sale and leaseback transaction pursuant to the provision described above under the subheading “— Limitation on Liens”; and

the gross cash proceeds of such sale and leaseback transaction are at least equal to the fair market value (as determined in good faith by Cencora’s Board of Directors and set forth in an Officers’ Certificate delivered to the Trustee) of the property that is the subject of such sale and leaseback transaction.
Designation of Restricted and Unrestricted Subsidiaries
The Board of Directors of Cencora may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. The Board of Directors of Cencora may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if the redesignation would not cause a Default.
Subsidiary Guarantees
None of our subsidiaries will initially guarantee the notes. However, any Domestic Subsidiary of Cencora (other than Blanco and any Receivables Subsidiary) which incurs, has outstanding or guarantees any Specified Indebtedness will, simultaneously with such incurrence or guarantee (or, if the Domestic Subsidiary has outstanding or guarantees Specified Indebtedness at the time of its creation or acquisition, at the time of such creation or acquisition), become a Guarantor and execute and deliver to the Trustee a joinder to each indenture pursuant to which such Subsidiary will agree to guarantee Cencora’s obligations under the notes, except for all Subsidiaries that have properly been designated as Unrestricted Subsidiaries or Designated Non-Guarantors in accordance with each indenture for so long as they continue to constitute Unrestricted Subsidiaries or Designated Non-Guarantors. As of the date of this prospectus supplement, no Domestic Subsidiary (other than Blanco and any Receivables Subsidiary) guarantees, or has outstanding, any Specified Indebtedness.
A Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person, whether or not affiliated with such Guarantor, unless:
•
the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger (if other than a Guarantor or Cencora) unconditionally assumes all the obligations of such Guarantor under the indenture and its guarantee, pursuant to a joinder to the indenture in form and substance reasonably satisfactory to the Trustee or by operation of law; and

•
immediately after giving effect to such transaction, no Default or Event of Default exists. The guarantee of a Guarantor will be released:

•
in the event of a sale or other disposition of all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the Capital Stock of any Guarantor, in each case to a Person that is not (either before or after giving effect to such transactions) a Subsidiary of Cencora if, after giving effect to such transaction, neither the Person acquiring such Capital Stock nor such Guarantor has outstanding or guarantees any Specified Indebtedness;

•
in the event Cencora designates any such Guarantor to be an Unrestricted Subsidiary or Designated Non-Guarantor in accordance with the applicable indenture; or

•
in the event any Guarantor shall cease (or simultaneously with the release of its guarantee under the applicable indenture shall cease) to have outstanding or guarantee any Specified Indebtedness.

Reports
Whether or not required by the SEC, so long as any notes are outstanding, Cencora will file a copy of:
•
all quarterly and annual financial information required to be contained in a filing with the SEC on Forms 10-Q and 10-K; and

•
all current reports required to be filed with the SEC on Form 8-K with the SEC for public availability within the time periods specified in the SEC’s rules and regulations (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request.

Additional Events of Default
In addition to the Events of Default described in the accompanying prospectus under the heading “Description Of Debt Securities — Events of Default,” each of the following is an Event of Default with respect to each series of the notes:
•
failure by Cencora or any of its Restricted Subsidiaries for 30 days from receipt of written notice by the Trustee or the Holders of at least 25% of the principal amount of such series of notes outstanding to comply with the provisions described under the caption “— Offer to Repurchase Upon Change of Control Triggering Event;”

•
default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Cencora or any of its Restricted Subsidiaries (or the payment of which is guaranteed by Cencora or any of its Subsidiaries), whether such Indebtedness or guarantee now exists, or is created after the issue date of the notes, if that default:

is caused by the failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”), or results in the actual acceleration of such Indebtedness prior to its express maturity, and, in each case, the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $100.0 million or more;
•
a final judgment or final judgments for the payment of money are entered by a court or courts of competent jurisdiction against Cencora or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary and such judgment or judgments remain undischarged for a period (during which execution shall not be effectively stayed pending appeal (or otherwise stayed)) of 60 days, provided that the aggregate of all such undischarged judgments exceeds $100.0 million (net of any amount covered by insurance); or

•
except as permitted by the applicable indenture, any guarantee is held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under such Guarantor’s guarantee.

In addition, the following will be an Event of Default with respect to each series of the notes:
•
failure by Cencora to effect an Acquisition Termination Redemption, if required, by the Acquisition Termination Redemption Date.

In addition, all references to “51%” in the provisions of each indenture related to acceleration and the initiation of enforcement proceedings described in the accompanying prospectus under “Description of Debt Securities — Events of Default” shall be replaced with “25%.”
Additional Restrictions on Amendment, Supplement and Waiver
In addition to the provisions of each indenture which may not be amended or waived without the consent of each holder of debt securities of any series affected as described in the accompanying prospectus under the heading “Description of Debt Securities — Modification and Waiver,” an amendment or waiver may not (with respect to any notes held by a non-consenting holder of the notes) release any Guarantor or co-obligor from any of its obligations under its guarantee or the applicable indenture, except in compliance with the terms of the applicable indenture as amended, supplemented or otherwise modified from time to time. In addition, Cencora and the Trustee may not waive or modify the provisions relating to Acquisition Termination Redemption, as described under “Special Mandatory Redemption Upon Acquisition Termination” without the consent of the holder of each outstanding note.

Global Securities
The notes will be issued as “Global Securities” as described in the accompanying prospectus. The Depository Trust Company (“DTC”) will act as depositary for the notes. DTC has advised us that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and the Indirect Participants.
Certain Definitions
“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings. No Person (other than Cencora or any Subsidiary of Cencora) in whom a Receivables Subsidiary makes an Investment in connection with a Qualified Receivables Transaction will be deemed to be an Affiliate of Cencora or any of its Subsidiaries solely by reason of such Investment.
“Asset Sale” means the sale, lease, conveyance or other disposition of any assets or rights, other than sales or returns of inventory in the ordinary course of business (provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of Cencora and its Restricted Subsidiaries taken as a whole shall be governed by the provisions of the applicable indenture described in the accompanying prospectus under the heading “Description of Debt Securities — Consolidation, Merger or Sale of Assets”).
“Attributable Indebtedness” in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.
“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.
“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.
“Blanco” means J.M. Blanco, Inc.
“Board of Directors” means (i) with respect to a corporation, the Board of Directors of the corporation or any authorized committee of the Board of Directors, (ii) with respect to a partnership, the Board of Directors of the general partner of the partnership; and (iii) with respect to any other Person, the board or committee of such Person serving a similar function.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of any Person to have been duly adopted by any Board of Directors or any duly authorized committee thereof and to be in full force and effect on the date of such certification, and delivered to the Trustee.
“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in the Place of Payment (as defined in the indentures) are authorized or obligated by law to close.
“Capital Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a finance lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.
“Capital Stock” means
(a)
in the case of a corporation, corporate stock,

(b)
in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock,

(c)
in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited), and

(d)
any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, other than earnouts.

“Chairman” means the Chairman of any Person’s Board of Directors.
“Consolidated Cash Flow” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus:
(a)
an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income; plus

(b)
provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(c)
consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Indebtedness, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income; plus

(d)
depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; plus

(e)
all unusual, non-operating, unpredictable, non-recurring or non-cash charges or all charges outside Cencora’s control (including, without limitation, restructuring, shutdown, severance and facility consolidation costs) taken by Cencora; minus

(f)
non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business, in each case, on a consolidated basis and determined in accordance with GAAP.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:
(a)
the Net Income or loss of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;

(b)
the Net Income of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or other governing instrument or any judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

(c)
the cumulative effect of a change in accounting principles will be excluded;

(d)
to the extent deducted in the calculation of Net Income, any non-recurring charges associated with any premium or penalty paid, write-offs of deferred financing costs or other financial recapitalization charges in connection with redeeming or retiring any indebtedness prior to its Stated Maturity will be added back to arrive at Consolidated Net Income; and

(e)
the Net Income (but not loss) of any Unrestricted Subsidiary will be excluded (except to the extent distributed to Cencora or one of its Restricted Subsidiaries).

“Consolidated Net Worth” means, with respect to any Person, the total of the amounts shown on such Person’s and its consolidated Subsidiaries’ balance sheet, determined on a consolidated basis in accordance with GAAP, as of the end of the most recent fiscal quarter for which internal financial statements are available prior to the taking of any action for purpose of which the determination is being made, as the sum of (i) the par or stated value of all such Person’s Capital Stock, plus (ii) paid-in-capital or capital surplus relating to such Capital Stock, plus (iii) any retained earnings or earned surplus, minus (iv) any accumulated deficit, minus (v) any amounts attributable to Disqualified Stock.
“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of Cencora who (i) was a member of such Board of Directors on the date of the applicable indenture or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.
“Credit Agreement” means that certain Amended and Restated Credit Agreement, dated as of October 9, 2024, among Cencora, Inc., the borrowing subsidiaries party thereto, the lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative, as it may be amended and/or restated from time to time.
“Credit Facilities” means, one or more debt facilities, commercial paper facilities, or capital markets financings, in each case with banks, investment banks, other institutional lenders or investors or trustees providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), letters of credit, or capital markets financings, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.
“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.
“Designated Non-Guarantors” means those certain Domestic Subsidiaries that have been designated by Cencora in an Officers’ Certificate delivered to the Trustee as being Designated Non-Guarantors; provided that (i) in no event may the Designated Non-Guarantors taken as a whole hold more than 7.5% of the consolidated assets, or account for more than 5% of the consolidated revenues or Consolidated Cash

Flow, of Cencora and its Restricted Subsidiaries, calculated at the end of each fiscal quarter in accordance with GAAP on a trailing four-quarter basis and (ii) in no event may any Restricted Subsidiary be designated as a Designated Non-Guarantor at a time when a default has occurred and is continuing under any indenture or Credit Facility of Cencora or any of its Restricted Subsidiaries. In the event that following any fiscal quarter end, the Restricted Subsidiaries that have been previously designated as Designated Non-Guarantors, when taken as a whole, account for more than 7.5% of such consolidated assets of such fiscal quarter end or more than 5% of such consolidated revenues or Consolidated Cash Flow during such fiscal quarter, calculated in accordance with GAAP on a trailing four-quarter basis, then Cencora will cause any one or more of such Restricted Subsidiaries to become Guarantors within 45 days of such fiscal quarter end so that the Designated Non-Guarantors will not, when taken as a whole, account for more than the applicable percentage of any such measures. Notwithstanding the foregoing, Blanco and all Receivables Subsidiaries will be permitted to be Designated Non-Guarantors, and their assets, revenues and Consolidated Cash Flow will be disregarded for purposes of the financial tests required by this definition.
“Disqualified Stock” means, on any date, any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the latest date on which the notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require Cencora to repurchase such Capital Stock upon the occurrence of a change of control will not constitute Disqualified Stock if the terms of such repurchase rights are not more favorable to the holders of such Capital Stock than the covenant described above under the caption “— Offer to Repurchase Upon Change of Control Triggering Event.”
“Domestic Subsidiary” means any Restricted Subsidiary of Cencora that was formed under the laws of the United States or any state of the United States or the District of Columbia or that guarantees or otherwise provides direct credit support for any Indebtedness of Cencora; provided that a Restricted Subsidiary with assets having an aggregate fair market value of less than $100,000 will not be deemed to be a Domestic Subsidiary unless and until it acquires assets having an aggregate fair market value in excess of that amount.
“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock) and beneficial interests and trusts created by a Receivables Subsidiary.
“Event of Default” has the meaning specified under the heading “— Additional Events of Default” and under the heading “Description of Debt Securities — Events of Default” in the accompanying prospectus.
“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.
“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.
“Guarantor” means any Subsidiary of Cencora that provides a Guarantee with respect to the notes pursuant to the applicable indenture, and its respective successors and assigns, other than such Subsidiaries that are released from such Guarantee in accordance with its terms.
“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:
(a)
interest rate swap agreements, interest rate cap agreements and interest rate collar agreements; and

(b)
other agreements or arrangements designed to protect such Person against fluctuations in interest rates, foreign currency translation and commodity prices.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:
(a)
in respect of borrowed money;

(b)
evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(c)
in respect of banker’s acceptances;

(d)
representing Capital Lease Obligations;

(e)
representing the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; or

(f)
representing any Hedging Obligations;

i.e. if and to the extent any of the preceding items (other than letters of credit) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.
The amount of any Indebtedness outstanding as of any date will be:
(a)
the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount; and

(b)
the principal amount of the Indebtedness, together with any interest on the Indebtedness that is more than 30 days past due, in the case of any other Indebtedness.

Indebtedness shall not include the obligations of any Person resulting from post-closing payment adjustments to which the seller may become entitled in connection with the purchase by Cencora or any of its Restricted Subsidiaries of any business, to the extent such payment is determined by a final closing financial statement or such payment depends on the performance of such business after the closing; provided that at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid within 60 days thereafter.
“Interest Payment Date”, when used with respect to any series of Securities, means any date on which an installment of interest on those Securities is scheduled to be paid.
“Investment” means, with respect to any Person, all direct or indirect investment by such Person in other Persons (including Affiliates) in the form of loans (including Guarantees or other obligations), advances or capital contributions (excluding commissions, travel, moving and similar advances to officers and employees and loans and advances to customers and suppliers made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.
“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any agreement to give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; in each case, except in connection with any Qualified Receivables Transaction.
“Net Income” means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends,

excluding, however, (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries and (ii) any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).
“Non-Recourse Debt” means Indebtedness:
(a)
as to which neither Cencora nor any of its Restricted Subsidiaries (i) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (ii) is directly or indirectly liable as a guarantor or otherwise or (iii) constitutes the lender;

(b)
no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness of Cencora or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its Stated Maturity; and

(c)
as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of Cencora or any of its Restricted Subsidiaries.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.
“Officer” means, with respect to any Person, such Person’s Chairman, Chief Executive Officer, President, Chief Operating Officer, Chief Financial Officer, Treasurer, any Assistant Treasurer, Controller, Secretary or any Vice-President of such Person.
“Officers’ Certificate” means a certificate signed by any two of any Person’s Chairman, Chief Executive Officer, Chief Financial Officer, President, Executive Vice President, Senior Vice President, Treasurer, and any Assistant Treasurer, or by any other officer or officers of such Person pursuant to an applicable Board Resolution, and delivered to the Trustee.
“Paying Agent” means, with respect to any Securities, any Person appointed by Cencora to distribute amounts payable by Cencora on such Securities. If at any time there shall be more than one such Person, “Paying Agent” as used with respect to the Securities of any particular series shall mean the Paying Agent with respect to Securities of that series. As of the date of the Base Indenture, Cencora has appointed U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as Paying Agent with respect to all Securities issuable hereunder.
“Permitted Liens” means any of the following:
(a)
Liens securing Indebtedness under Credit Facilities or any Hedging Obligations related thereto; provided that the foregoing Liens shall constitute Permitted Liens only to the extent that such Liens secure Indebtedness in an aggregate principal amount outstanding not to exceed, at the time of determination, the greater of (i) $1.0 billion and (ii) 15% of Cencora’s Consolidated Net Worth;

(b)
Liens on property of a Person existing at the time such Person is merged with or into or consolidated with or acquired by Cencora or any Restricted Subsidiary of Cencora; provided that such Liens were in existence prior to the contemplation of such merger or consolidation or acquisition and do not extend to any assets other than those of the Person merged into or consolidated with Cencora or the Restricted Subsidiary;

(c)
Liens on property existing at the time of acquisition of the property by Cencora or any Restricted Subsidiary of Cencora; provided that such Liens were in existence prior to the contemplation of such acquisition;

(d)
Liens on fixed or capital assets acquired, constructed or improved by the Cencora or any Restricted Subsidiary of Cencora; provided that (i) such Liens secure only Indebtedness incurred to finance the acquisition, construction or improvement of such fixed or capital assets, including any Capital

Lease Obligations or other Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof or result in an earlier maturity date or decreased weighted average life thereof, (ii) such security interests and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed 100% of the cost of acquiring, constructing or improving such fixed or capital assets and (iv) such security interests shall not apply to any other assets of Cencora or any Restricted Subsidiary;
(e)
Liens incurred or pledges and deposits made (i) to secure the performance of statutory obligations, surety or appeal bonds, bid bonds, payment bonds, performance bonds, trade contracts, leases (other than Capital Lease Obligations), or other obligations of a like nature incurred in the ordinary course of business and (ii) in respect of letters of credit, bank guarantees or similar instruments issued for the account of Cencora or its Restricted Subsidiaries in the ordinary course of business supporting obligations of the type set forth in clause (i) above;

(f)
Liens existing on the issue date of the notes;

(g)
Liens in favor of Cencora or the Restricted Subsidiaries;

(h)
Liens for taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or governmental charges or claims, including interest, additions to tax or penalties applicable thereto, that are not yet delinquent or that are being contested in good faith by appropriate proceedings; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

(i)
Liens on assets of Cencora or any of its Subsidiaries (including Receivables Subsidiaries) incurred in connection with a Qualified Receivables Transaction;

(j)
Liens on assets of Unrestricted Subsidiaries that secure Non-Recourse Debt of Unrestricted Subsidiaries;

(k)
Liens to secure Indebtedness of a Restricted Subsidiary to Cencora or another of its Restricted Subsidiaries;

(l)
Liens on any property or asset acquired by Cencora or any of its Restricted Subsidiaries in favor of the seller of such property or asset and construction mortgages on real property, in each case, created within twelve months after the date of acquisition, construction or improvement of such property or asset by Cencora or such Restricted Subsidiary to secure the purchase price or other obligation of Cencora or such Restricted Subsidiary to the seller of such property or asset or the construction or improvement cost of such property in an amount up to the total cost of the acquisition, construction or improvement of such property or asset; provided that in each case, such Lien does not extend to any other property or asset of Cencora and its Restricted Subsidiaries;

(m)
Liens incurred or pledges and deposits made (i) in connection with workers’ compensation, unemployment insurance and other social security benefits and (ii) in respect of letters of credit, bank guarantees or similar instruments issued for the account of Cencora or its Restricted Subsidiaries in the ordinary course of business supporting obligations of the type set forth in clause (i) above;

(n)
Liens imposed by law, such as mechanics’, carriers’, warehousemen’s, materialmen’s, repairmen’s and vendors’ Liens, incurred in the ordinary course of business with respect to amounts not overdue by more than 60 days or being contested in good faith by appropriate proceedings if a reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made therefor;

(o)
financing statements granted with respect to personal property leased by Cencora and its Restricted Subsidiaries pursuant to leases considered operating leases in accordance with GAAP; provided that such financing statements are granted solely in connection with such leases; and Liens to secure

Capital Lease Obligations in an amount not to exceed the greater of (x) $125.0 million and (y) 3.0% of Cencora’s Consolidated Net Worth covering only the assets acquired with such Indebtedness;
(p)
judgment Liens to the extent that such judgments do not constitute a Default or an Event of Default;

(q)
Liens consisting of easements, rights-of-way, zoning restrictions, restrictions on the use of real property, and defects and irregularities in the title thereto, landlords’ Liens and other similar Liens and encumbrances none of which interfere materially with the use of the property covered thereby in the ordinary course of the business of Cencora or such Restricted Subsidiary and which do not, in the opinion of Cencora, materially detract from the value of such properties;

(r)
Liens in favor of the United States of America or any state thereof, or any department or agency or instrumentality or political subdivision of the United States of America or any state thereof or political entity affiliated therewith, or in favor of any other country, or any political subdivision thereof, to secure, progress or advance payments or other obligations pursuant to any contract or statute, or to secure any Indebtedness incurred for the purpose of financing all or any part of the cost of acquiring, constructing or improving the property subject to such Liens (including Liens incurred in connection with pollution control, industrial revenue or similar financings);

(s)
Liens securing Permitted Refinancing Indebtedness incurred to refinance Indebtedness that was secured by a Lien permitted under each indenture; provided that any such Lien shall not extend to or cover any assets or property not securing the Indebtedness so refinanced and that such refinancing does not, directly or indirectly, result in an increase in the aggregate amount of secured Indebtedness of Cencora and its Restricted Subsidiaries (except to the extent as a result of the financing of accrued interest on the Indebtedness refinanced and the amount of all expenses and premiums incurred in connection with such refinancing);

(t)
banker’s liens, rights of setoff or similar rights and remedies as to deposit accounts or other funds maintained with depository institutions; provided that such deposit accounts or funds are not established or deposited for the purpose of providing collateral for any Indebtedness and are not subject to restrictions on access by Cencora or any of its Subsidiaries in excess of those required by applicable banking regulations;

(u)
Liens that are contractual rights of set-off;

(v)
Liens representing any interest or title of a licensor, lessor or sublicensor or sublessor, or a licensee, lessee or sublicensee or sublessee, in any property subject to any lease, license or sublicense or concession agreement;

(w)
any extension or renewal, or successive extensions or renewals, in whole or in part, of Liens permitted pursuant to the foregoing clauses (a) through (v); provided that no such extension or renewal Lien shall (A) secure more than the amount of Indebtedness or other obligations secured by the Lien being so extended or renewed or (B) extend to any property or assets not subject to the Lien being so extended or renewed; and

(x)
Liens incurred with respect to obligations of Cencora and its Restricted Subsidiaries outstanding at any one time that do not exceed the greater of (i) $100.0 million and (ii) 1.0% of Cencora’s Consolidated Net Worth.

“Permitted Refinancing Indebtedness” means any Indebtedness of Cencora or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of Cencora or any of its Restricted Subsidiaries (other than intercompany Indebtedness).
“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Qualified Receivables Transaction” means any transaction or series of transactions entered into by Cencora or any of its Subsidiaries pursuant to which Cencora or any of its Subsidiaries sells, conveys or otherwise transfers to (i) a Receivables Subsidiary (in the case of a transfer by Cencora or any of its Subsidiaries) and (ii) any other Person (in the case of a transfer by a Receivables Subsidiary), or grants a security interest in, any accounts receivable (whether now existing or arising in the future) or inventory of Cencora or any of its Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable or inventory, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable or inventory.
“Receivables Subsidiary” means a Subsidiary of Cencora which engages in no activities other than in connection with the financing of accounts receivable or inventory and which is designated by the Board of Directors of Cencora (as provided below) as a Receivables Subsidiary (a) no portion of the Indebtedness or any other Obligations (contingent or otherwise) of which (i) is guaranteed by Cencora or any Subsidiary of Cencora (excluding guarantees of Obligations (other than the principal of, and interest on, Indebtedness) pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction), (ii) is recourse to or obligates Cencora or any Subsidiary of Cencora in any way other than pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction or (iii) subjects any property or asset of Cencora or any Subsidiary of Cencora (other than accounts receivable or inventory and related assets as provided in the definition of “Qualified Receivables Transaction”), directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction, (b) with which neither Cencora nor any Subsidiary of Cencora has any material contract, agreement, arrangement or understanding other than on terms customary for securitization of receivables or inventory and (c) with which neither Cencora nor any Subsidiary of Cencora has any obligation to maintain or preserve such Subsidiary’s financial condition or cause such Subsidiary to achieve certain levels of operating results. Any such designation by the Board of Directors of Cencora will be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of Cencora giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing conditions.
“Redemption Date”, when used with respect to any of the notes to be redeemed, means the date fixed for such redemption by or pursuant to the applicable indenture.
“Redemption Price”, when used with respect to any of the notes to be redeemed, means the price specified in such note at which it is to be redeemed pursuant to the applicable indenture.
“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.
“Security” or “Securities” means any note or notes, bond or bonds, debenture or debentures, or any other evidences of indebtedness, as the case may be, of any series authenticated and delivered from time to time under the applicable indenture.
“Securities Act” means the Securities Act of 1933, as amended from time to time, and any statute successor thereto.
“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of the applicable indenture.
“Specified Indebtedness” means (i) any Indebtedness under the Credit Agreement and any Indebtedness incurred under Credit Facilities that refinances such Indebtedness or (ii) any Trigger Indebtedness.
“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.
“Subsidiary” means, with respect to any specified Person:
(a)
any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(b)
any partnership (i) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (ii) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

“Trigger Indebtedness” means any Indebtedness other than (i) Capital Lease Obligations and (ii) Indebtedness (other than Capital Lease Obligations) in an aggregate principal amount for all Domestic Subsidiaries of Cencora (other than Blanco and any Receivables Subsidiary) that are not Guarantors at any time outstanding not to exceed $50 million (the “Original Definition”); provided, however, that for so long as the Domestic Subsidiaries of Cencora (other than Blanco and any Receivables Subsidiary) that are not Guarantors have as a group in excess of $50 million in aggregate principal amount of Indebtedness (other than Capital Lease Obligations) outstanding, the term Trigger Indebtedness shall mean any Indebtedness; provided further, that from and after any subsequent date that the Domestic Subsidiaries of Cencora (other than Blanco and any Receivables Subsidiary) that are not Guarantors do not have as a group in excess of $50 million in aggregate principal amount of Indebtedness (other than Capital Lease Obligations) outstanding, the term Trigger Indebtedness shall mean the Original Definition.
“Unrestricted Subsidiary” means any Subsidiary of Cencora that is designated by the Board of Directors of Cencora as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary:
(a)
has no Indebtedness other than Non-Recourse Debt;

(b)
is not party to any agreement, contract, arrangement or understanding with Cencora or any Restricted Subsidiary of Cencora unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to Cencora or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of Cencora;

(c)
is a Person with respect to which neither Cencora nor any of its Restricted Subsidiaries has any direct or indirect obligation (i) to subscribe for additional Equity Interests or (ii) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results;

(d)
is not guaranteeing or otherwise providing credit support for any Indebtedness of Cencora or any of its Restricted Subsidiaries; and

(e)
has at least one director on its Board of Directors that is not a director or executive officer of Cencora or any of its Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of Cencora or any of its Restricted Subsidiaries.

Any designation of a Subsidiary of Cencora as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the preceding conditions. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the applicable indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of Cencora as of such date. The Board of Directors of Cencora may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of Cencora of any outstanding Indebtedness of such

Unrestricted Subsidiary and such designation will only be permitted if (i) such Indebtedness is permitted under the applicable indenture and (ii) no Event of Default would be in existence following such designation. Notwithstanding the foregoing, Blanco and all Receivables Subsidiaries will be permitted to be Unrestricted Subsidiaries.
“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote or readily convertible into Capital Stock of such Person that is entitled to vote in the election of the Board of Directors of such Person.

U.S. FEDERAL INCOME TAX CONSEQUENCES
The following is a summary of certain U.S. federal income tax consequences relating to the purchase, ownership and disposition of the notes, but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (which we refer to in this prospectus supplement as the “Code”), U.S. Treasury regulations promulgated thereunder (which we refer to in this prospectus supplement as “Treasury Regulations”), judicial decisions, published positions of the Internal Revenue Service (which we refer to in this prospectus supplement as the “IRS”) and other applicable authorities, all as of the date hereof. These authorities may be changed, possibly with retroactive effect, so as to result in U.S. federal income tax consequences different from those set forth below. We have not sought any ruling from the IRS with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions or that such statements and conclusions, if challenged by the IRS, will be sustained by a court.
This summary is limited to holders who purchase the notes upon their initial issuance at their initial issue price (which will equal the first price at which a substantial amount of notes is sold to the public for cash) and who hold the notes as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment). This summary does not address the effect of the alternative minimum tax, U.S. federal estate or gift tax laws or the tax considerations arising under the laws of any foreign, state or local jurisdiction. In addition, this discussion does not address tax considerations applicable to an investor’s particular circumstances or to investors that may be subject to special tax rules, including, without limitation:
•
banks, insurance companies, or other financial institutions;

•
holders subject to the alternative minimum tax;

•
tax-exempt organizations;

•
dealers in securities or commodities;

•
traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

•
S corporations, partnerships or other pass-through entities;

•
expatriates and certain former citizens or long-term residents of the United States;

•
U.S. holders (as defined below) whose functional currency is not the U.S. Dollar;

•
persons who hold the notes as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction; or

•
persons deemed to sell the notes under the constructive sale provisions of the Code.

If a partnership or other pass-through entity for U.S. federal income tax purposes is a beneficial owner of a note, the treatment of a partner in the partnership or member in such other entity generally will depend on the status of the partner or member and the activities of the partnership or such other entity. Partnerships or other pass-through entities, and partners in such partnerships or members in such other entities, should consult their tax advisors about the U.S. federal income tax consequences of purchasing, owning and disposing of the notes.
THIS SUMMARY OF U.S. FEDERAL INCOME TAX CONSEQUENCES IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO YOUR PARTICULAR SITUATION IN CONNECTION WITH THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER THE FEDERAL ESTATE OR GIFT TAX RULES OR UNDER THE LAWS OF ANY STATE, LOCAL, FOREIGN OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

Consequences to U.S. holders
The following is a summary of certain U.S. federal income tax consequences that will apply to you if you are a U.S. holder of the notes. Certain consequences to “non-U.S. holders” of the notes are described under “— Consequences to non-U.S. holders” below. For purposes of this discussion, a “U.S. holder” means a beneficial owner of a note that is:
•
an individual citizen or resident of the United States;

•
a corporation or other entity taxable as a corporation for U.S. federal income tax purposes created or organized in the United States or under the laws of the United States, any state thereof, or the District of Columbia;

•
an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•
a trust that (1) is subject to the primary supervision of a U.S. court and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

Payments of interest on the notes
A U.S. holder generally will be required to recognize any stated interest as ordinary income at the time it is paid or accrued on the notes in accordance with such U.S. holder’s method of accounting for U.S. federal income tax purposes.
Additional payments
Including as described under the heading “Description of Notes — Offer to Repurchase Upon Change of Control Triggering Event” and “Description of Notes — Special Mandatory Redemption Upon Acquisition Termination,” we may be required to pay you an amount in excess of stated interest and principal in certain circumstances. We intend to take the position that the notes should not be treated as contingent payment debt instruments because of these additional payments. This position is based in part on assumptions regarding the possibility, as of the date of issuance of the notes, that such additional amount will be paid. Assuming such position is respected, you would likely treat any such payments paid to you in connection with a repurchase or redemption as described below in “— Consequences to U.S. holders — Sale, exchange, redemption or other taxable disposition of the notes.” Our position is binding on you, unless you explicitly disclose to the IRS on your tax return for the year during which you acquire the notes that you are taking a different position. However, the IRS may take a contrary position from that described above, which could affect the timing and character of your income on the notes. You should consult your tax advisors regarding the application of the contingent payment debt instrument rules to the notes. The remainder of this discussion assumes that the notes are not treated as contingent payment debt instruments.
Sale, exchange, redemption or other taxable disposition of the notes
Upon the sale, exchange, redemption or other taxable disposition of a note, a U.S. holder generally will recognize capital gain or loss equal to the difference, if any, between (i) the sum of cash plus the fair market value of all other property received on such disposition (except to the extent such cash or property is attributable to accrued but unpaid interest not previously included in income, which generally will be taxable as ordinary income) and (ii) the U.S. holder’s tax basis in the note. Your tax basis in a note generally will equal the cost of the note. Such capital gain or loss will be long-term capital gain or loss if, at the time of such disposition, you have held the note for more than one year. Long-term capital gains recognized by certain non-corporate U.S. holders, including individuals, will generally be subject to a reduced tax rate. The deductibility of capital losses is subject to limitations.
Medicare tax on investment income
A U.S. holder that is an individual, estate or trust that does not fall into a special class of trusts that is exempt from such tax will be subject to a 3.8% tax on the lesser of (1) the U.S. holder’s “net investment income” (in the case of individuals) or “undistributed net investment income” (in the case of estates and trusts) for the relevant taxable year and (2) the excess of the U.S. holder’s “modified adjusted gross income”

(in the case of individuals) or “adjusted gross income” (in the case of estates and trusts) for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000, depending on the individual’s circumstances) (the “Medicare Tax”). For this purpose, “net investment income” generally includes the interest paid on the notes, as well as gain from the sale of the notes, unless such interest or gain is derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). U.S. holders that are individuals, estates or trusts should consult their own tax advisors regarding the applicability of the Medicare Tax to their income and gains in respect of their investment in the notes.
Backup withholding and information reporting
We are required to furnish to the record holders of the notes, other than corporations and other exempt holders, and to the IRS information with respect to interest paid on the notes.
You may be subject to backup withholding with respect to interest paid on the notes or with respect to proceeds received from a disposition of the notes. Certain holders (including, among others, corporations and certain tax-exempt organizations) generally are not subject to backup withholding. You will be subject to backup withholding if you are not otherwise exempt and you (i) fail to furnish your taxpayer identification number (which we refer to in this prospectus supplement as “TIN”), which, for an individual, is ordinarily his or her social security number; (ii) furnish an incorrect TIN; (iii) are notified by the IRS that you have failed to properly report payments of interest or dividends; or (iv) fail to certify, under penalties of perjury, that you have furnished a correct TIN and that the IRS has not notified you that you are subject to backup withholding. Backup withholding is not an additional tax but, rather, is a method of tax collection. You generally will be entitled to credit any amounts withheld under the backup withholding rules against your U.S. federal income tax liability provided that the required information is furnished to the IRS in a timely manner.
Consequences to non-U.S. holders
The following is a summary of certain U.S. federal income tax consequences that will apply to you if you are a non-U.S. holder of the notes. For purposes of this discussion, a “non-U.S. holder” means a beneficial owner of a note that is not a U.S. holder.
Payments of interest on the notes
Generally, subject to the discussion under “— Consequences to non-U.S. holders — Backup withholding and information reporting” and “— Foreign Account Tax Compliance” below, interest income paid to a non-U.S. holder on a note that is not effectively connected with a U.S. trade or business will not be subject to a U.S. withholding tax under the “portfolio interest exemption,” provided that the non-U.S. holder:
•
does not own, actually or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote;

•
is not a “controlled foreign corporation” with respect to which we are, directly or indirectly, a “related person”;

•
is not a bank receiving interest pursuant to a loan agreement entered into in the ordinary course of its trade or business; and

•
provides its name and address, and certifies, under penalties of perjury, that it is not a U.S. person (which certification may be made on an IRS Form W-8BEN or IRS Form W-8BEN-E (or successor form)), or holds its notes through certain foreign intermediaries and the non-U.S. holder and the foreign intermediaries satisfy the certification requirements of applicable Treasury Regulations.

If you cannot satisfy the requirements described above, you will be subject to the 30% U.S. federal withholding tax with respect to payments of interest on the notes, unless you provide us with a properly executed (1) IRS Form W-8BEN or IRS Form W-8BEN-E (or successor form) claiming an exemption from or reduction in withholding under the benefit of an applicable U.S. income tax treaty or (2) IRS Form W-8ECI (or successor form) stating that the interest is not subject to withholding tax because it is effectively connected with the conduct of a U.S. trade or business. Except to the extent otherwise provided under an applicable income tax treaty, if you are engaged in a trade or business in the United States and interest on a note is effectively connected with your conduct of that trade or business, you will be subject to U.S. federal income tax on that interest on a net income basis (although you will be exempt from the 30% withholding tax, provided the certification requirements described above are satisfied) in the same manner as if you were a U.S. person, as defined under the Code. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% (or lower rate as may be prescribed under an applicable U.S. income tax treaty) of your earnings and profits for the taxable year, subject to adjustments, that are effectively connected with your conduct of a trade or business in the United States.
Additional payments
Including as described under the heading “Description of Notes — Offer to Repurchase Upon Change of Control Triggering Event” and “Description of Notes — Special Mandatory Redemption Upon Acquisition Termination,” we may be required to pay you an amount in excess of stated interest and principal in certain circumstances. We intend to take the position that the notes should not be treated as contingent payment debt instruments because of these additional payments. This position is based in part on assumptions regarding the possibility, as of the date of issuance of the notes, that such additional amount will be paid. Assuming such position is respected, you would likely treat any such payments paid to you in connection with a repurchase or redemption as described below in “— Consequences to non-U.S. holders — Sale, exchange, redemption or other taxable disposition of the notes.” Our position is binding on you, unless you explicitly disclose to the IRS on your tax return for the year during which you acquire the notes that you are taking a different position. However, the IRS may take a contrary position from that described above, which could affect the timing and character of your income on the notes. You should consult your tax advisors regarding the application of the contingent payment debt instrument rules to the notes. The remainder of this discussion assumes that the notes are not treated as contingent payment debt instruments.
Sale, exchange, redemption or other taxable disposition of the notes
Subject to the discussion below under “— Consequences to non-U.S. holders — Backup withholding and information reporting” and “— Foreign Account Tax Compliance,” and except to the extent otherwise provided under an applicable income tax treaty, any gain realized by a non-U.S. holder on the sale, exchange, redemption or other disposition of a note (except with respect to accrued and unpaid interest, which would be taxable as described above) generally will not be subject to U.S. federal income tax unless:
•
the gain is effectively connected with your conduct of a trade or business in the United States; or

•
you are an individual who is present in the United States for 183 days or more in the taxable year of sale, exchange or other disposition, and certain conditions are met.

If your gain is described in the first bullet point above, you generally will be subject to U.S. federal income tax on the net gain derived from the sale. If you are a corporation, then you may also be required to pay a branch profits tax at a 30% rate (or such lower rate as may be prescribed under an applicable U.S. income tax treaty) on any such effectively connected gain. If you are an individual described in the second bullet point above, you will be subject to a flat 30% U.S. federal income tax on the gain derived from the sale, which may be offset by U.S. source capital losses, even though you are not considered a resident of the United States. You should consult any applicable income tax treaties that may provide for different rules. In addition, you are urged to consult your tax advisors regarding the tax consequences of the acquisition, ownership and disposition of the notes.
Backup withholding and information reporting
If you are a non-U.S. holder, in general, you will not be subject to backup withholding and information reporting with respect to payments that we make to you provided that we do not have actual knowledge or reason to know that you are a U.S. person and you have given us the statement described above under “— Consequences to non-U.S. holders — Payments of interest on the notes.” In addition, you will not be subject to backup withholding or information reporting with respect to the proceeds of the sale of a note within the United States or conducted through certain U.S.-related financial intermediaries, if the payor receives the statement described above and does not have actual knowledge or reason to know that you are a U.S. person, as defined under the Code, or you otherwise establish an exemption. However, we will be required to report annually to the IRS and to you the amount of, and the tax withheld with respect to, any interest paid to you and any proceeds from the sale or other taxable disposition (including a retirement or redemption) of the notes regardless of whether any tax was actually withheld. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which you reside.
You generally will be entitled to credit any amounts withheld under the backup withholding rules against your U.S. federal income tax liability provided that the required information is furnished to the IRS in a timely manner.
Foreign Account Tax Compliance
Sections 1471 through 1474 of the Code (referred to as “FATCA”) and Treasury Regulations thereunder, when applicable, may impose a U.S. federal withholding tax of 30% on any U.S.-source interest paid on debt obligations, such as the notes, if paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code) (including, in some cases, when such foreign financial institution or non-financial foreign entity is acting as an intermediary), unless: (i) in the case of a foreign financial institution, such institution enters into an agreement with the U.S. government to withhold on certain payments, and to collect and provide to the U.S. tax authorities information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners); (ii) the non-financial foreign entity either certifies it does not have any “substantial U.S. owners” (as defined in the Code) or furnishes identifying information regarding each substantial U.S. owner (generally by providing the applicable IRS Form W-8BEN or IRS Form W-8BEN-E (or any successor form)); or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules and provides appropriate documentation (such as the applicable IRS Form W-8BEN or IRS Form W-8BEN-E (or any successor form)). While such withholding would have applied also to payments of gross proceeds from the sale or other disposition (including any redemption) of the notes on or after January 1, 2019, recently proposed Treasury Regulations eliminate such withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued. An applicable intergovernmental agreement regarding FATCA between the United States and a foreign jurisdiction may modify the rules discussed in this paragraph.
You should consult your tax advisor regarding the implications of FATCA on your investment in the notes.
No Gross Up
If U.S. federal withholding tax is required on payments made to any holder of notes, such withheld amount will be paid to the IRS. That payment, if made, will be treated as a payment of cash to the holder of the notes with respect to whom the payment was made and generally will reduce the amount of cash to which such holder would otherwise be entitled under the notes. You should consult your tax advisor regarding the potential application of U.S. federal withholding taxes, including under FATCA, to an investment in the notes.

UNDERWRITING
BofA Securities, Inc., Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC are acting as representatives of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement between us and the representatives, we have agreed to sell to each underwriter, and each underwriter has severally agreed to purchase from us, the principal amount of notes that appears opposite its name in the table below:
Underwriter	Principal Amount of 2027 Senior Notes	Principal Amount of 2029 Senior Notes	Principal Amount of 2035 Senior Notes
BofA Securities, Inc.	$150,000,000	$180,000,000	$210,000,000
Citigroup Global Markets Inc.	50,000,000	60,000,000	70,000,000
J.P. Morgan Securities LLC	42,500,000	51,000,000	59,500,000
Wells Fargo Securities, LLC	42,500,000	51,000,000	59,500,000
BNP Paribas Securities Corp.	42,500,000	51,000,000	59,500,000
Morgan Stanley & Co. LLC	23,750,000	28,500,000	33,250,000
PNC Capital Markets LLC	23,750,000	28,500,000	33,250,000
TD Securities (USA) LLC	23,750,000	28,500,000	33,250,000
U.S. Bancorp Investments, Inc.	23,750,000	28,500,000	33,250,000
MUFG Securities Americas Inc.	15,625,000	18,750,000	21,875,000
Scotia Capital (USA) Inc.	15,625,000	18,750,000	21,875,000
SG Americas Securities, LLC	15,625,000	18,750,000	21,875,000
Truist Securities, Inc.	15,625,000	18,750,000	21,875,000
BBVA Securities Inc.	7,500,000	9,000,000	10,500,000
WauBank Securities LLC	7,500,000	9,000,000	10,500,000
Total	$500,000,000	$600,000,000	$700,000,000
The underwriting agreement provides that the obligations of the underwriters to purchase the notes included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters have agreed to purchase all of the notes if any of them are purchased.
The underwriters initially propose to offer the notes to the public at the public offering price that appears on the cover page of this prospectus supplement. The underwriters may offer the notes to certain dealers at prices that represent a concession not in excess of 0.150% of the principal amount of the 2027 Senior Notes, not in excess of 0.200% of the principal amount of the 2029 Senior Notes and not in excess of 0.250% of the principal amount of the 2035 Senior Notes. Any underwriter may allow, and any such dealer may reallow, a concession not in excess of 0.100% of the principal amount of the 2027 Senior Notes, not in excess of 0.150% of the principal amount of the 2029 Senior Notes and not in excess of 0.200% of the principal amount of the 2035 Senior Notes to certain other dealers. The underwriters may offer and sell notes through certain of their affiliates. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.
The following table shows the underwriting discounts to be paid to the underwriters in connection with this offering (expressed as a percentage of the principal amount of each series of the notes).
Paid by us
Per 2027 Senior Note	0.250%
Per 2029 Senior Note	0.350%
Per 2035 Senior Note	0.450%

In the underwriting agreement, we have agreed that:
•
We will not offer or sell any of our debt securities (other than the notes) from the date of this prospectus supplement through and including the date of settlement without the prior consent of the representatives.

•
In addition to the underwriting discounts discussed above, we will pay our expenses related to the offering, which we estimate will be $8,002,000.

•
We will indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments that the underwriters may be required to make in respect of those liabilities.

Each series of the notes is a new issue of securities, and there is currently no established trading market for the notes. We do not intend to apply for the notes to be listed on any securities exchange or to arrange for the notes to be quoted on any quotation system. The underwriters have advised us that they intend to make a market in the notes, but they are not obligated to do so. The underwriters may discontinue any market making in the notes at any time at their sole discretion. Accordingly, we cannot assure you that a liquid trading market will develop for the notes, that you will be able to sell your notes at a particular time or that the prices that you receive when you sell will be favorable.
In connection with the offering of the notes, the underwriters may engage in overallotment, stabilizing transactions and syndicate covering transactions in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which creates a short position for the underwriters. Stabilizing transactions involve bids to purchase the notes in the open market for the purpose of pegging, fixing or maintaining the price of the notes. Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions and syndicate covering transactions may cause the price of the notes to be higher than it would otherwise be in the absence of those transactions. If the underwriters engage in stabilizing or syndicate covering transactions, they may discontinue them at any time.
We expect that delivery of the notes will be made against payment therefor on or about December 9, 2024, which will be the fifth business day following the date of pricing of the notes (such settlement cycle being herein referred to as “T+5”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes prior to one business day preceding the closing date will be required, by virtue of the fact that the notes initially will settle T+5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of notes who wish to trade notes prior to the fifth business day before settlement should consult their own advisor.
Certain of the underwriters and their affiliates have in the past provided, and may in the future provide, investment banking, commercial banking, derivative transactions and financial advisory services to us and our affiliates in the ordinary course of business for which they have received and may continue to receive customary fees and commissions. Specifically, BofA Securities, Inc., Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC or their affiliates and certain other underwriters have served as underwriters in connection with past senior note offerings by us and may serve similar roles in future securities offerings by us. Additionally, the underwriters or their affiliates also serve various roles in our multi-currency revolving credit facility dated as of October 9, 2024: JPMorgan Chase Bank, N.A., an affiliate of J.P. Morgan Securities LLC, serves as administrative agent; JPMorgan Chase Bank, N.A., BofA Securities, Inc., Citibank, N.A., an affiliate of Citigroup Global Markets Inc., Wells Fargo Securities, LLC and BNP Paribas Securities Corp. serve as joint lead arrangers and joint bookrunners; Bank of America, N.A., an affiliate of BofA Securities, Inc., Citibank, N.A.,Wells Fargo Bank, National Association, an affiliate of Wells Fargo Securities, LLC and BNP Paribas, an affiliate of BNP Paribas Securities Corp. serve as syndication agents; U.S. Bank National Association, an affiliate of U.S. Bancorp Investments, Inc., Morgan Stanley Bank, N.A., an affiliate of Morgan Stanley & Co. LLC, and The Bank of Nova Scotia, an affiliate of Scotia Capital (USA) Inc. and MUFG Bank, Ltd., an affiliate of MUFG Securities Americas Inc., serve as documentation agents; and BNP Paribas Securities Corp. serves as a lender. As of September 30, 2024, there were no borrowings outstanding under our multi-currency revolving credit facility. The underwriters or their affiliates also serve various roles in our commercial paper program: BofA Securities,

Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC serve as dealers. Under our receivables securitization facility, Wells Fargo Bank, National Association, is an uncommitted purchaser, a purchasing agent and related committed purchaser; The Toronto-Dominion Bank, an affiliate of TD Securities (USA) LLC, serves as purchaser agent and related committed purchaser; U.S. Bank National Association and The Bank of Nova Scotia serve as purchaser agents and related committed purchasers; and MUFG Bank, Ltd. serves as administrator, purchaser agent and related committed purchaser. As of September 30, 2024, our subsidiary, Amerisource Receivables Financial Corporation, had no borrowings outstanding under the receivables securitization facility. Additionally, certain of the underwriters or their affiliates also serve as lenders, agents and in other capacities under our credit facilities. Certain of the underwriters or their affiliates serve as lenders, agents and in other capacities under our Term Loan Facility dated as of November 26, 2024: Bank of America, N.A., serves as administrative agent; BofA Securities, Inc., Citibank, N.A., JPMorgan Chase Bank, N.A., Wells Fargo Securities, LLC and BNP Paribas Securities Corp. serve as joint lead arrangers and joint bookrunners; Citibank, N.A., JPMorgan Chase Bank, N.A.; Wells Fargo Bank, National Association and BNP Paribas serve as syndication agents; Morgan Stanley Senior Funding, Inc., an affiliate of Morgan Stanley & Co. LLC, PNC Bank, National Association, an affiliate of PNC Capital Markets LLC, TD Securities (USA) LLC and U.S. Bank National Association, an affiliate of U.S. Bancorp Investments, Inc. serve as documentation agents; and BNP Paribas and Truist Bank, an affiliate of Truist Securities, Inc. serve as lenders. Certain of the underwriters or their affiliates serve as lenders, agents and in other capacities under our 364-Day Revolving Credit Facility dated as of November 26, 2024: Bank of America, N.A. serves as administrative agent, BofA Securities, Inc., Citibank, N.A., JPMorgan Chase Bank, N.A.; Wells Fargo Securities, LLC and BNP Paribas Securities Corp. serve as joint lead arrangers and joint bookrunners; Citibank, N.A., JPMorgan Chase Bank, N.A.; Wells Fargo Bank, National Association and BNP Paribas serve as syndication agents; Morgan Stanley Senior Funding, Inc., PNC Bank, National Association, TD Securities (USA) LLC and U.S. Bank National Association, serve as documentation agents; and BNP Paribas and Truist Bank serve as lenders. Certain of the underwriters or their affiliates serve as commitment parties and lenders in connection with our bridge financing commitments: TD Securities (USA) LLC serves as a syndication agent; Bank of America, N.A. and BofA Securities, Inc. serve as commitment parties and initial lenders; and Citibank, N.A., JPMorgan Chase Bank, N.A., Wells Fargo Bank, National Association, BNP Paribas Securities Corp., Truist Bank and other underwriters also serve as additional initial lenders. In addition, U.S. Bancorp Investments, Inc., one of the underwriters, is an affiliate of the trustee.
In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Selling Restrictions
Notice to Prospective Investors in Canada
The notes may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable Canadian securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Notice to Prospective Investors in the European Economic Area
The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended, which we refer to as MiFID II; or (ii) a customer within the meaning of Directive 2016/97/EU, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation 2017/1129/ EU, as amended, which we refer to as the Prospectus Regulation. Consequently, no key information document required by Regulation (EU) No 1286/2014, as amended, which we refer to as the PRIIPs Regulation, for offering or selling the notes or otherwise making them available to retail investors in the European Economic Area has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the European Economic Area may be unlawful under the PRIIPs Regulation.
This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of the notes in any Member State of the European Economic Area will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of the notes. This prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the Prospectus Regulation.
Notice to Prospective Investors in the United Kingdom
The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA (the “UK Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of notes in the UK will be made pursuant to an exemption under the UK Prospectus Regulation and the FSMA from the requirement to publish a prospectus for offers of the notes. This prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the UK Prospectus Regulation or the FSMA.
In the UK, this prospectus supplement, the accompanying prospectus and any other document or materials relating to the issue of the notes offered hereby is for distribution only to, and is only directed at, persons (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial

Promotion Order”), or (ii) who are high net worth companies (or other persons to whom it may lawfully be communicated), falling within Article 49(2)(a) to (d) of the Financial Promotion Order (all such persons in (i) and (ii) above together being referred to as “relevant persons”). This prospectus supplement must not be acted on or relied on in the UK by persons who are not relevant persons. In the UK, any investment or investment activity to which this prospectus supplement relates is only available to, and will be engaged in only with, relevant persons. Any person in the UK that is not a relevant person should not act or rely on this prospectus supplement or the accompanying prospectus or any of their contents.
Notice to Prospective Investors in Switzerland
This prospectus supplement and the accompanying prospectus are not intended to constitute an offer or solicitation to purchase or invest in the notes. The notes may not be publicly offered, sold or advertised, directly or indirectly, into or from Switzerland within the meaning of the Swiss Financial Services Act (the “FinSA”) and no application has or will be made to admit the notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the notes constitutes a prospectus as such term is understood pursuant to article 652a or article 1156 of the Swiss Code of Obligations, and neither this prospectus supplement nor the accompanying prospectus nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland. In particular, this prospectus supplement and the accompanying prospectus will not be filed with, and the offer of the notes will not be supervised by, the Swiss Financial Market Supervisory Authority, and the offer of the notes has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (the “CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of the notes.
Notice to Prospective Investors in Hong Kong
The notes have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (i) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) and any rules made thereunder or (ii) in other circumstances that do not result in the document being a “prospectus” within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) and which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong). No advertisement, invitation or document relating to the notes has been or will be issued or has been or will be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere) that is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the notes that are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) and any rules made thereunder.
This prospectus supplement has not been reviewed or approved by any regulatory authorities in Hong Kong, including the Securities and Future Commissions and the Companies Registry of Hong Kong and neither had it been registered with the Registrar of Companies in Hong Kong. Accordingly, this prospectus supplement may not be issued, circulated or distributed (in whole or in part) in Hong Kong or be used for any purpose in Hong Kong, and the notes may not be offered for subscription to members of the public in Hong Kong. Each person acquiring the notes will be required, and is deemed by the acquisition of the notes, to confirm that he is aware of the restriction on offers of the notes described in this prospectus supplement and the relevant offering documents and that he is not acquiring, and has not been offered any notes in circumstances that contravene any such restrictions. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this prospectus supplement, you should obtain independent professional advice.
Notice to Prospective Investors in Japan
The notes have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended). Accordingly, none of the notes nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.
Notice to Prospective Investors in Singapore
This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and the accompanying prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to any person in Singapore other than:
•
to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA;

•
to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA; or

•
otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:
•
a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

•
a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA except:

•
to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

•
where no consideration is or will be given for the transfer;

•
where the transfer is by operation of law;

•
as specified in Section 276(7) of the SFA; or

•
as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Singapore SFA Product Classification — In connection with Section 309B of the SFA and the Securities and Futures (Capital Markets Products) Regulations 2018 (“CMP”), unless otherwise specified before an offer of notes, the Company has determined, and hereby notifies all relevant persons (as defined in Section 309A(1) of the SFA), that the notes are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to Prospective Investors in Australia
No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”) in relation to the offering. This prospectus supplement, the accompanying prospectus and any other offering or marketing material relating to the notes or this offering do not constitute a prospectus, product disclosure statement or other disclosure document as defined in the Corporations Act 2001 (Cth) (the “Corporations Act”), and do not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.
Any offer in Australia of the notes may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the notes without disclosure to investors under Chapter 6D of the Corporations Act.
The notes applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring notes must observe such Australian on-sale restrictions.
This prospectus supplement contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.
Notice to Prospective Investors in Dubai International Financial Centre
This prospectus supplement relates to an Exempt Offer in accordance with the Markets Rules 2012 of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Markets Rules 2012 of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any prospectus or documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement or the accompanying prospectus nor taken steps to verify the information set forth herein and has no responsibility for this prospectus supplement. The notes to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the notes offered should conduct their own due diligence on the notes. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.
In relation to its use in the Dubai International Financial Centre, this prospectus supplement is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the notes may not be offered or sold directly or indirectly to the public in the Dubai International Financial Centre.
Notice to Prospective Investors in Taiwan
The notes have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the notes in Taiwan.

Notice to Prospective Investors in the United Arab Emirates
The notes have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering and sale of securities. Further, this prospectus supplement and the accompany prospectus do not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) and is not intended to be a public offer. This prospectus supplement and the accompanying prospectus have not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority or the Dubai Financial Services Authority.

VALIDITY OF SECURITIES
The validity of the notes will be passed upon for us by Morgan, Lewis & Bockius LLP, Philadelphia, Pennsylvania. The underwriters have been represented in connection with this offering by Cravath, Swaine & Moore LLP, New York, New York. Cravath, Swaine & Moore LLP provides legal services to us from time to time.
EXPERTS
The consolidated financial statements of Cencora, Inc. appearing in Cencora’s Annual Report (Form 10-K) for the year ended September 30, 2024, and the effectiveness of Cencora, Inc.’s internal control over financial reporting as of September 30, 2024, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PROSPECTUS
Cencora, Inc.
Common Stock
Preferred Stock
Debt Securities
Depositary Shares
Warrants
Purchase Contracts
Units
We, from time to time, may offer and sell, in one or more offerings, shares of our common stock, shares of our preferred stock, debt securities, depositary shares, warrants, purchase contracts and units. We may offer and sell these securities in amounts, at prices and on terms determined at the time of the offering.
This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. Each time securities are offered under this prospectus, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain more specific information about the terms of the offering and the offered securities and may also supplement, update or amend information contained in this prospectus.
We may offer and sell these securities to or through underwriters, dealers or agents, directly to purchasers or through a combination of these methods. If we use underwriters, dealers or agents to sell these securities, we will name them and describe their compensation arrangements in the prospectus supplement relating to such offering.
Our common stock is listed on the New York Stock Exchange under the symbol “COR”. We have not yet determined whether any of the other securities covered by this prospectus will be listed on any exchange, inter-dealer quotation system or over- the-counter market. If we decide to seek listing of any such securities upon issuance, the prospectus supplement relating to the offering of such securities will disclose the exchange, quotation system or market on which the securities will be listed.
Our executive offices are located at 1 West First Avenue, Conshohocken, PA 19428-1800, and our telephone number is (610) 727-7000.
Investing in these securities involves certain risks. See “Risk Factors” on page 1 of this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is November 26, 2024

i

RISK FACTORS
Investing in our securities involves risks. Before investing in our securities, you should carefully consider the specific risks set forth under the caption “Risk Factors” in our filings with the Securities and Exchange Commission (the “SEC”) that are incorporated by reference into this prospectus and under the caption “Risk Factors” in any accompanying prospectus supplement or free writing prospectus that we deliver to you. You should also carefully consider all other information contained in or incorporated by reference into this prospectus or in any accompanying prospectus supplement or free writing prospectus that we deliver to you. A discussion of the documents incorporated by reference into this prospectus is set forth below under the heading “Documents Incorporated by Reference.”
ABOUT THIS PROSPECTUS
This document is called a prospectus and is part of a registration statement on Form S-3 that we filed with the SEC using a “shelf” registration process. Under this shelf process, we may offer and sell, from time to time in one or more offerings, the securities described in this prospectus. This prospectus provides you with a general description of the securities we may offer and the general manner in which these securities may be offered. Each time we sell securities under this prospectus, we will provide you with a prospectus supplement that will contain specific information about the terms of that offering and the offered securities. That prospectus supplement may also supplement, update or amend information contained in or incorporated by reference into this prospectus.
The registration statement of which this prospectus is a part contains additional information about us and the securities we may offer by this prospectus. Specifically, we have filed and incorporated by reference certain legal documents that control the terms of the securities offered by this prospectus as exhibits to the registration statement. We will file or incorporate by reference certain other legal documents that will control the terms of the securities we may offer by this prospectus as exhibits to the registration statement or to reports we file with the SEC that are incorporated by reference into this prospectus.
In addition, we may prepare and deliver one or more “free writing prospectuses” to you in connection with any offering of securities under this prospectus. Any such free writing prospectus may contain additional information about us, our business, the offered securities, the manner in which such securities are being offered, our intended use of the proceeds from the sale of such securities, risks relating to our business or an investment in such securities or other information.
This prospectus and certain of the documents incorporated by reference into this prospectus contain, and any accompanying prospectus supplement or free writing prospectus that we deliver to you may contain, summaries of information contained in documents that we have filed or will file as exhibits to our SEC filings. Such summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the actual documents filed with the SEC.
Copies of the registration statement of which this prospectus is a part and of the documents incorporated by reference into this prospectus may be obtained as described below under the heading “Documents Incorporated by Reference” and under the heading “Where You Can Find More Information.”
You should not assume that the information contained in this prospectus, the registration statement to which this prospectus is a part, any accompanying prospectus supplement or any free writing prospectus that we deliver to you is accurate as of any date other than the date of such documents or that the information incorporated by reference into this prospectus is accurate as of any date other than the date of the document incorporated by reference. Our business, operating results, financial condition, capital resources and prospects may have changed since that date.
You should rely only on the information contained in or incorporated by reference into this prospectus, the registration statement of which this prospectus is a part, any accompanying prospectus supplement, and any free writing prospectus that we deliver to you. We have not authorized anyone to provide you with different information. If you receive any other information, you should not rely on it. The distribution of this prospectus and sale of these securities in certain jurisdictions may be restricted. Persons in possession of this prospectus are required to inform themselves about and observe any such restrictions. We are not making an offer of these securities in any jurisdiction where the offer is not permitted.

On August 30, 2023, AmerisourceBergen Corporation changed its corporate name to Cencora, Inc. All references in this prospectus to “we,” “us,” “our,” and “Cencora” refer only to Cencora, Inc. and not to any existing or future subsidiaries of Cencora, Inc., unless the context otherwise requires.
WHERE YOU CAN FIND MORE INFORMATION
We are subject to certain information reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, in accordance with these requirements, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to you at the SEC’s website at http://www.sec.gov and our website at www.cencora.com. The information contained in, or that can be accessed through, our website or the SEC’s website is not a part of this prospectus or any accompanying prospectus supplement, except as expressly set forth under “Documents Incorporated by Reference.”
We have filed with the SEC a registration statement on Form S-3 relating to the securities offered by this prospectus. This prospectus is a part of that registration statement, which includes additional information about us and the securities offered by this prospectus. You may review and obtain a copy of the registration statement and the exhibits that are a part of the registration statement through the SEC’s website or our website. You can also call or write us for a copy as described below under “Documents Incorporated by Reference.”
DOCUMENTS INCORPORATED BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with the SEC under the Exchange Act, which means that we can disclose important information to you by referring you to those documents. Information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update, modify and, where applicable, supersede this information. We incorporate by reference into this prospectus the specific documents listed below and all documents filed by us with the SEC pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act between the date of this prospectus and the termination of the offering of securities under this prospectus (other than, in each case, documents or information deemed to be furnished and not filed in accordance with SEC rules), which future filings shall be deemed to be incorporated by reference into this prospectus and to be part of this prospectus from the date we subsequently file such documents. The SEC file number for these documents is 001-16671.
•
Our Annual Report on Form 10-K for the fiscal year ended September 30, 2024, filed with the SEC on November 26, 2024;

•
Our Current Reports on Form 8-K filed with the SEC on October 15, 2024 and November 8, 2024.

•
The description of our common stock contained in Exhibit 4.16 to our Annual Report on Form 10-K for the fiscal year ended September 30, 2024, filed with the SEC on November 26, 2024, including any amendment or report filed for the purpose of updating such description.

Any statement contained in this prospectus or in any document incorporated by reference into this prospectus shall be deemed to be modified or, where applicable, superseded for the purposes of this prospectus to the extent that a statement contained in this prospectus or any subsequently filed document that also is incorporated by reference into this prospectus modifies or supersedes such prior statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request and without charge, a copy of the documents referred to above that we have incorporated by reference into this prospectus and a copy of the registration statement of which this prospectus is a part. You can request copies of such documents if you call or write us at the following address or telephone number:
Cencora, Inc.
1 West First Avenue
Conshohocken, PA 19428-1800
Telephone: (610) 727-7000
Attention: Corporate Secretary
Exhibits to the documents will not be sent, however, unless those exhibits have specifically been incorporated by reference into such document. You may also obtain copies of our SEC filings statement as described above under the heading “Where You Can Find More Information.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Certain of the statements contained in this prospectus and the documents incorporated by reference into this prospectus are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. These forward-looking statements may include, without limitation, statements regarding our financial position, business strategy and the plans and objectives of management for our future operations; future liabilities and other obligations; anticipated trends and prospects in the industries in which our business operates; new products, services and related strategies; and capital allocation, including share repurchases and dividends. These statements may constitute projections, forecasts and forward-looking statements, and are not guarantees of performance. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. When used in this prospectus, words such as “aim,” “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “on track,” “opportunity,” “plan,” “possible,” “potential,” “predict,” “project,” “seek,” “should,” “strive,” “sustain,” “synergy,” “target,” “will,” “would” and similar expressions are intended to identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.
These forward-looking statements are based on management’s current expectations and beliefs, are subject to uncertainty and changes in circumstances, and are based on assumptions as of the date hereof. Although we believe that the assumptions underlying the forward-looking statements are reasonable, we can give no assurance that our expectations will be attained. Factors that could have a material adverse effect on our financial condition, liquidity, results of operations or future prospects or that could cause actual results, performance or achievements to differ materially from our expectations include, but are not limited to:
•
our ability to respond to general macroeconomic conditions and geopolitical uncertainties, including financial market volatility and disruption, inflationary concerns, interest and currency exchange rates, and uncertain economic conditions in the United States and abroad;

•
our ability to respond to changes to customer or supplier mix and payment terms, or to changes to manufacturer pricing

•
the retention of key customer or supplier relationships under less favorable economics or the adverse resolution of any contract or other dispute with customers or suppliers;

•
competition and industry consolidation of both customers and suppliers resulting in increasing pressure to reduce prices for our products and services;

•
risks associated with our strategic, long-term relationship with Walgreens Boots Alliance, Inc. (“WBA”), including with respect to the pharmaceutical distribution agreement and/or the global generic purchasing services arrangement;

•
risks that acquisitions of or investments in businesses, including the acquisitions of Alliance Healthcare and PharmaLex, the investment in OneOncology, and the potential acquisition of Retina Consultants of America, fail to achieve expected or targeted future financial and operating performance and results;

•
our ability to effectively manage our growth;

•
our ability to maintain the strength and security of information technology systems;

•
any inability or failure by us or third-party business partners to anticipate or detect data or information security breaches or other cyber-attacks;

•
our ability to manage foreign expansion, including non-compliance with the U.S. Foreign Corrupt Practices Act, anti-bribery laws, economic sanctions and import laws and regulations;

•
risks associated with our international operations, including financial and other impacts of macroeconomic and geopolitical trends and events, including the conflicts in Ukraine and between Israel and Hamas and related regional and global ramifications;

•
unfavorable trends in brand and generic pharmaceutical pricing, including in rate or frequency of price inflation or deflation;

•
changes in the United States healthcare and regulatory environment, including changes that could impact prescription drug reimbursement under Medicare and Medicaid and declining reimbursement rates for pharmaceuticals;

•
the bankruptcy, insolvency, or other credit failure of a major supplier or significant customer;

•
our ability to comply with increasing governmental regulations regarding the pharmaceutical supply chain;

•
continued federal and state government enforcement initiatives to detect and prevent suspicious orders of controlled substances and the diversion of controlled substances;

•
uncertainties associated with litigation, including the outcome of any legal or governmental proceedings that may be instituted against us, continued prosecution or suit by federal and state governmental entities and other parties of alleged violations of laws and regulations regarding controlled substances, and any related disputes;

•
the outcome of any legal or governmental proceedings that may be instituted against us, including material adverse resolution of pending legal proceedings;

•
risks generally associated with data privacy regulation and the protection and international transfer of personal data;

•
our ability to address events outside of our control, such as widespread public health issues, natural disasters, political events, and other catastrophic events; and

•
the impairment of goodwill or other intangible assets resulting in a charge to earnings.

The risks and uncertainties referenced above are not intended to be exhaustive. We refer you to our Annual Report on Form 10-K for our most recent fiscal year, including under the captions “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Business,” and in any subsequent quarterly reports on Form 10-Q, including under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and in our subsequent filings and reports made with the Securities and Exchange Commission.
As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. You should not place undue reliance on these forward-looking statements. Unless required by federal securities laws, we assume no obligation to update any of these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated, to reflect circumstances or events that occur after the statements are made.

CENCORA, INC.
Cencora is one of the largest global pharmaceutical sourcing and distribution services companies, helping both healthcare providers and pharmaceutical and biotech manufacturers improve patient access to products and enhance patient care. We deliver innovative programs and services designed to increase the effectiveness and efficiency of the pharmaceutical supply chain in both human and animal health. More specifically, we distribute a comprehensive offering of brand-name, specialty brand-name, and generic pharmaceuticals, over-the-counter healthcare products, home healthcare supplies and equipment, and related services to a wide variety of healthcare providers located in the United States and select global markets, including acute care hospitals and health systems, independent and chain retail pharmacies, mail order pharmacies, medical clinics, long-term care and alternate site pharmacies, physician practices, medical and dialysis clinics, veterinarians, and other customers. Additionally, we furnish healthcare providers and pharmaceutical manufacturers with an assortment of related services, including data analytics, outcomes research, reimbursement and pharmaceutical consulting services (including regulatory affairs, development consulting and scientific affairs, pharmacovigilance, and quality management and compliance) niche premium logistics services, inventory management, pharmacy automation, pharmacy management, and packaging solutions.
As used in this section of the prospectus only, references to “we” refer to Cencora, Inc. and its consolidated subsidiaries.
USE OF PROCEEDS
Unless we inform you otherwise in the prospectus supplement or a free writing prospectus, we intend to use the net proceeds from the sale of the securities for general corporate purposes, including, but not limited to, working capital, capital expenditures, repayment of indebtedness, investments in our subsidiaries, business acquisitions and the repurchase, redemption or retirement of our securities, including shares of our common stock. We may also invest the net proceeds in U.S. government securities, certificates of deposit or other interest-bearing securities. If we decide to use the net proceeds from a particular offering of securities for a specific purpose, we will describe that in the prospectus supplement relating to that offering.

DESCRIPTION OF COMMON STOCK AND PREFERRED STOCK
The following description of our common stock and preferred stock will apply generally to any future common stock or preferred stock that we may offer but this description is not complete. It is subject to, and qualified in its entirety by reference to, our amended and restated certificate of incorporation (which we refer to as our “certificate of incorporation”), our amended and restated bylaws (which we refer to as our “bylaws”), each of which is incorporated by reference as exhibits to the registration statement of which this prospectus is a part. We will describe the particular terms of any class or series of these securities in more detail in the applicable prospectus supplement. If any particular terms of the common stock or preferred stock described in the applicable prospectus supplement differ from any of the terms described herein, then the terms described herein will be deemed superseded by that prospectus supplement. The terms of these securities also may be affected by the General Corporation Law of the State of Delaware (which we refer to below as the “DGCL”).
Authorized Capital Stock
We are authorized to issue a total of 610,000,000 shares of capital stock consisting of 600,000,000 shares of common stock, par value $0.01 per share, and 10,000,000 shares of preferred stock, par value $0.01 per share.
Common Stock
Our authorized common stock consists of 600,000,000 shares of common stock, par value $0.01 per share. Each outstanding share of common stock is entitled to one vote per share. Except as may be provided in a certificate of designations for a series of preferred stock, the holders of common stock have the exclusive right to vote for the election of directors and for all other purposes as provided by law and do not have cumulative voting rights.
Subject to the preferences that may be applicable to any then outstanding shares of preferred stock, holders of common stock are entitled to receive ratably on a per share basis such dividends and other distributions in cash, stock or property of Cencora as may be declared by the board of directors from time to time out of the legally available assets or funds of Cencora. Upon our voluntary or involuntary liquidation, dissolution or winding up, holders of common stock are entitled to receive ratably all assets of Cencora available for distribution to its stockholders.
Holders of our common stock have no preemptive rights and no right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to our common stock.
Holders of common stock will have no liability for further calls or assessments and will not be personally liable for the payment of our debts except as they may be liable by reason of their own conduct or acts.
Our board of directors may authorize the issuance of preferred stock with voting, conversion, dividend, liquidation and other rights that may adversely affect the rights of the holder of our common stock.
Preferred Stock
Our authorized preferred stock consists of 10,000,000 shares of preferred stock, par value $0.01 per share. We may issue preferred stock from time to time in one or more series, without stockholder approval, when authorized by our board of directors. Subject to the limits imposed by the DGCL, our board of directors is authorized to fix for any series of preferred stock the number of shares of such series and the voting powers (if any), designation, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions of such series. As of the date of this prospectus, no shares of preferred stock are outstanding.

Unless otherwise set forth in the applicable certificate of designations for such series of preferred stock:
•
Holders of preferred stock will have no voting rights and will not be entitled to any notice of meeting of stockholders, except as required by applicable law;

•
Holders of preferred stock will be entitled to receive, when declared by the board of directors, out of legally available funds, dividends at the rates fixed by the board of directors for the respective series of preferred stock, and no more, before any dividends will be declared and paid, or set apart for payment, on our common stock with respect to the same dividend period;

•
Upon our voluntary or involuntary liquidation, dissolution or winding up, holders of each series of preferred stock will be entitled to receive the amount fixed for such series plus, in the case of any series on which dividends will have been determined by the board of directors to be cumulative, an amount equal to all dividends accumulated and unpaid to the date of final distribution whether or not earned or declared (subject to any cap set forth in the applicable certificate of designations for such series of preferred stock) before any distribution shall be paid, or set aside for payment, to holders of our common stock;

•
At the option of our board of directors, we may redeem all or part of the shares of any series of preferred stock on such terms and conditions fixed in the applicable certificate of designations for such series of preferred stock;

•
Holders of our preferred stock have no preemptive rights and will have no liability for further calls or assessments; and

•
Our board of directors may increase or decrease the number of shares of any series, but not below the number of shares of that series then outstanding, with the affirmative vote of the holders of a majority of the voting power of all outstanding shares of our common stock and all other outstanding shares entitled to vote thereon.

For any series of preferred stock that we may offer, our board of directors will determine and the prospectus supplement relating to such series will describe:
•
The designation and number of shares of such series;

•
The rate and time at which, and the preferences and conditions under which, any dividends will be paid on shares of such series, as well as whether such dividends are cumulative or non-cumulative and participating or non-participating;

•
Any provisions relating to convertibility or exchangeability of the shares of such series;

•
The rights and preferences, if any, of holders of shares of such series upon our liquidation, dissolution or winding up of our affairs;

•
The voting powers, if any, of the holders of shares of such series;

•
Any provisions relating to the redemption of the shares of such series;

•
Any limitations on our ability to pay dividends or make distributions on, or acquire or redeem, other securities while shares of such series are outstanding;

•
Any conditions or restrictions on our ability to issue additional shares of such series or other securities; and

•
Any other specific terms, preferences, limitations or restrictions.

Certain Anti-Takeover Provisions of Our Certificate of Incorporation, Bylaws and Delaware Law
The following is a summary of certain provisions of our certificate of incorporation, bylaws and the DGCL that may have the effect of delaying, deterring or preventing hostile takeovers or changes in control or management of Cencora. Such provisions could deprive our stockholders of opportunities to realize a premium on their stock. At the same time, these provisions may have the effect of inducing any persons seeking to acquire or control us to negotiate terms acceptable to our board of directors. Throughout the summary we have included parenthetical references to sections of our certificate of incorporation and bylaws to help you locate the provisions being discussed.
Undesignated Preferred Stock
Our certificate of incorporation authorizes our board of directors to issue shares of preferred stock and set the voting powers, designations, preferences, and other rights related to that preferred stock without stockholder approval. Any such designation and issuance of shares of preferred stock could delay, defer or prevent any attempt to acquire or control us. (Section 4.03 of our certificate of incorporation).
Vacancies on the Board of Directors
Our certificate of incorporation and our bylaws provide that, subject to any rights of holders of our preferred stock, any vacancies in our board of directors for any reason will be filled only by a majority of our directors remaining in office, and directors so elected will hold office until the next election of directors. The inability of our stockholders to fill vacancies on the board of directors may make it more difficult to change the composition of our board of directors. (Section 5.06 of our certificate of incorporation and Section 3.12 of our bylaws)
No Cumulative Voting
Our certificate of incorporation and bylaws do not provide for cumulative voting. Accordingly, the holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election. (Section 6.01 of our certificate of incorporation and Section 2.09 of our bylaws)
No Stockholder Action by Written Consent
Our certificate of incorporation and our bylaws provide that our stockholders may not act by written consent, which may require our stockholders to wait for a regularly scheduled annual meeting to change the composition of our board of directors. (Section 6.03 of our certificate of incorporation and Section 2.10 of our bylaws)
Ability to Call Special Meetings of Stockholders
Our certificate of incorporation and our bylaws provide that special meetings of stockholders may be called at any time by our board of directors pursuant to a resolution duly adopted by a majority of the members of our board of directors and our stockholders holding at least 25% of the outstanding shares of common stock, subject to the procedures and other requirements set forth in our bylaws. (Section 6.03 of our certificate of incorporation and Section 2.02 of our bylaws)
Advance Notification of Stockholder Nominations and Proposals
Our certificate of incorporation and our bylaws provide that in order for nominations of directors or other business to be properly brought before an annual meeting by our stockholders, subject to certain limited exceptions, the stockholders must give notice to us not less than 90 days nor more than 120 days prior to the anniversary of our previous annual meeting of stockholders. The notice must contain specific information regarding the nominee for director, or other business to be addressed, as well as information regarding the stockholder who is proposing the nomination. (Section 6.04 of our certificate of incorporation and Section 2.03 of our bylaws)
Amendments to Bylaws
Our certificate of incorporation and our bylaws provide that our board of directors is expressly authorized to make, alter, amend or repeal the bylaws without the assent or vote of our stockholders. Our certificate of incorporation and our bylaws also provide that our stockholders may, at any annual or special meeting, make, alter, amend or repeal the bylaws by the affirmative vote of a majority of the votes cast for and against the adoption, alteration, amendment or repeal by the holders of shares of our stock present in person or represented by proxy at a meeting of our stockholders and entitled to vote on the adoption, alteration, amendment or repeal. (Section 11.01 of our certificate of incorporation and Section 10.01 of our bylaws)
Business Combinations under Delaware Law
We are a Delaware corporation. Section 203 of the DGCL prohibits a Delaware corporation from engaging in a business combination with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder. The term “business combination” is broadly defined to include mergers, consolidations, and sales and other dispositions of assets having an aggregate market value equal to 10% or more of the consolidated assets of the corporation, and other specified transactions resulting in financial benefits to the interested stockholder. Under Section 203, an “interested stockholder” generally is defined as a person who, together with affiliates and associates, owns (or within the three prior years did own) 15% or more of the corporation’s outstanding voting stock.
This prohibition is effective unless:
•
the business combination or the transaction that resulted in the interested stockholder becoming an interested stockholder is approved by the corporation’s board of directors prior to the time the interested stockholder becomes an interested stockholder;

•
upon consummation of the transaction that resulted in the interested stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation, other than stock held by directors who are also officers or by specified employee stock plans; or

•
at or after the time the stockholder becomes an interested stockholder, the business combination is approved by a majority of the board of directors and, at an annual or special meeting, by the affirmative vote of two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

These restrictions generally prohibit or delay the accomplishment of mergers or other takeover or change-in-control attempts that are not approved by a company’s board of directors. A corporation can elect to have Section 203 of the DGCL not apply to it by expressly providing so in its certificate of incorporation or bylaws; we have not made such an election. (Section 9.01 of our certificate of incorporation)
Limitation of Personal Liability of Directors and Officers
Our certificate of incorporation provides that our directors are entitled to the benefits of all limitations on the liability of directors that are now or hereafter become available under the DGCL. The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties. The DGCL and our certificate of incorporation do not permit exculpation for liability:
•
for any breach of the director’s duty of loyalty to us or our stockholders;

•
for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•
under section 174 of the DGCL, which pertains, among other things, to liability for the unlawful payment of dividends; or

•
for any transaction from which the director derived an improper personal benefit. (Section 7.01 of our certificate of incorporation)

In addition, subject to certain exceptions set forth therein, our certificate of incorporation provides that we will indemnify any person who is or was a director or officer of ours, or is or was serving at our request as a director, officer or trustee of another corporation, trust or other enterprise, with respect to actions taken or omitted by such person in any capacity in which such person serves us or such other corporation, trust or other enterprise, to the full extent authorized or permitted by law, as now or hereafter in effect, and such right to indemnification will continue as to a person who has ceased to be a director, officer or trustee, as the case may be, and will inure to the benefit of such person’s heirs, executors and personal and legal representatives. (Section 7.02 of our certificate of incorporation)
In addition, our certificate of incorporation provides that we may advance to a director or officer expenses incurred in defending any action in advance of its final disposition. (Section 7.03 of our certificate of incorporation)
The limitation of liability, indemnification and advancement of expenses provisions in our certificate of incorporation may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers in accordance with these indemnification provisions.
Forum Selection
Our bylaws provide, unless we consent in writing to an alternative forum, that the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees to us or our stockholders, (iii) any action asserting a claim against us or any of our directors, officers or other employees arising pursuant to any provision of the DGCL, our certificate of incorporation or our bylaws (in each case, as they may be amended from time to time), or (iv) any action asserting a claim against us or any of our directors, officers or other employees governed by the internal affairs doctrine, will be the Court of Chancery of the State of Delaware (or, if the Court of Chancery lacks subject matter jurisdiction, another state court located in the State of Delaware or, if no state court located in the State of Delaware has jurisdiction, the federal district court for the District of Delaware), excluding any complaint asserting a cause of action arising under the Securities Act, for which the federal district courts of the United States of America shall be the sole and exclusive forum. (Section 9.06 of our bylaws) Any person that purchases or otherwise acquires an interest in our stock will be deemed to have notice of and agree to comply with the foregoing provisions.
Transfer Agent and Registrar
Computershare serves as the registrar and transfer agent for our common stock. The transfer agent for any series of preferred stock covered by this prospectus will be identified in the prospectus supplement relating to that series of preferred stock.
Stock Exchange Listing
Our common stock is listed on the New York Stock Exchange under the trading symbol “COR”. We have not yet determined whether any series of preferred stock covered by this prospectus will be listed on any exchange, inter-dealer quotation system or over- the-counter market. If we decide to seek listing of any series of preferred stock upon issuance, the prospectus supplement relating to that series of preferred stock will disclose the exchange, quotation system or market on which such preferred stock will be listed.

DESCRIPTION OF DEBT SECURITIES
The debt securities will be issued under an indenture, dated as of November 19, 2009, between us and U.S. Bank Trust Company, National Association (as successor-in-interest to U.S. Bank National Association), as trustee. We have filed the indenture with the SEC as an exhibit to the registration statement of which this prospectus forms a part. The following summary of certain general terms and provisions of the indenture is not complete and is qualified in its entirety by reference to the indenture. Throughout the summary we have included parenthetical references to the indenture sections to help you locate the provisions being discussed. The indenture is subject to and governed by the Trust Indenture Act of 1939, as amended.
When we offer to sell a particular series of debt securities, we will describe the specific terms for the securities in a prospectus supplement. The prospectus supplement will also indicate whether the general terms and provisions described in this prospectus apply to a particular series of debt securities. Accordingly, for a description of the terms of a particular series of debt securities, reference must be made to both the prospectus supplement relating thereto and to the following summary.
As used in this section of the prospectus, references to “holders” mean those who own debt securities registered in their own names on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in debt securities registered in street name or in debt securities issued in book-entry form through one or more depositaries. Owners of beneficial interests in the debt securities should read the section below entitled “Legal Ownership of Debt Securities.”
General
The indenture provides that we may issue unsecured senior or subordinated debt securities from time to time in one or more series, with different terms. The senior debt securities will constitute unsecured and unsubordinated obligations of ours and will rank pari passu with our other unsecured and unsubordinated obligations. The subordinated debt securities will constitute our unsecured and subordinated obligations and will be junior in right of payment to our “senior indebtedness” (including senior debt securities), as described below under the heading “Subordinated Debt.” Because the debt securities (both senior and subordinated) will be our unsecured obligations, our secured debt and other secured obligations will be effectively senior to the debt securities to the extent of the value of the assets securing such debt or other obligations.
We conduct most of our operations through subsidiaries. Consequently, our ability to pay our obligations, including our obligation to pay principal or interest on the debt securities, to pay the debt securities at maturity or upon redemption, or to buy the debt securities, may depend on our subsidiaries repaying investments and advances we have made to them, and on our subsidiaries’ earnings and their distributing those earnings to us. The debt securities will be effectively subordinated to all obligations (including trade payables and preferred stock obligations) of our subsidiaries. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due on the debt securities or to make funds available to us to do so. Our subsidiaries’ ability to pay dividends or make other payments or advances to us will depend on their operating results and will be subject to applicable laws and contractual restrictions. The indenture does not limit our subsidiaries’ ability to enter into other agreements that prohibit or restrict dividends or other payments or advances to us.
The indenture does not limit the amount of debt securities that we may issue. We have the right, from time to time, to issue debt securities of any series previously issued. (Section 3.01)
The prospectus supplement will describe the terms of any debt securities being offered, including:
•
classification as senior or subordinated debt securities;

•
ranking of the specific series of debt securities relative to other outstanding indebtedness, including subsidiaries’ debt;

•
if the debt securities are subordinated, the aggregate amount of outstanding indebtedness, as of a recent date, that is senior to the subordinated securities, and any limitation on the issuance of additional senior indebtedness;

•
the designation, aggregate principal amount and authorized denominations;

•
the maturity date;

•
the interest rate, if any, and the method for calculating the interest rate;

•
the interest payment dates and the record dates for the interest payments;

•
any mandatory or optional redemption terms or prepayment, conversion, sinking fund or exchangeability or convertibility provisions;

•
the place where we will pay principal and interest;

•
if other than denominations of $1,000 or multiples of $1,000, the denominations the debt securities will be issued in;

•
whether the debt securities will be issued in the form of global securities or certificates;

•
the inapplicability of and additional provisions, if any, relating to the defeasance of the debt securities;

•
the currency or currencies, if other than the currency of the United States, in which principal and interest will be paid;

•
any material United States federal income tax consequences;

•
the dates on which premium, if any, will be paid;

•
our right, if any, to defer payment of interest and the maximum length of this deferral period;

•
any listing on a securities exchange;

•
the initial public offering price; and

•
other specific terms, including any additional events of default or covenants. (Section 3.01)

Subordinated Debt
Subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner set forth in the indenture, to all of our “senior indebtedness.” The indenture defines “senior indebtedness” as all obligations or indebtedness of, or guaranteed or assumed by, us for borrowed money whether or not represented by bonds, debentures, notes or other similar instruments, and amendments, renewals, extensions, modifications and refunding of any such indebtedness or obligation, in each case, whether outstanding on the date hereof or the date the subordinated debt securities are issued or created, incurred, or thereafter guaranteed or assumed. “Senior indebtedness” does not include the subordinated debt securities or any other obligations specifically designated as being subordinate in right of payment to senior indebtedness. (Section 13.01)
In general, the holders of all senior indebtedness are first entitled to receive payment of the full amount unpaid on senior indebtedness before the holders of any of the subordinated debt securities are entitled to receive a payment on account of the principal or interest on the indebtedness evidenced by the subordinated debt securities in certain events. (Section 13.01) These events include:
•
any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceedings which concern us or a substantial part of our property;

•
a default having occurred for the payment of principal, premium, if any, or interest on or other monetary amounts due and payable on any senior indebtedness or any other default having occurred concerning any senior indebtedness, which permits the holder or holders of any senior indebtedness to accelerate the maturity of any senior indebtedness with notice or lapse of time, or both. Such an event of default must have continued beyond the period of grace, if any, provided for such event of default, and such an event of default shall not have been cured or waived or shall not have ceased to exist; or

•
the principal of, and accrued interest on, any series of the subordinated debt securities having been declared due and payable upon an event of default pursuant to Section 5.02 of the indenture. This declaration must not have been rescinded and annulled as provided in the indenture. (Sections 13.02, 13.03, 13.04, and 13.05)
Because the subordinated debt securities will be our unsecured obligations, our secured debt and other secured obligations will also be effectively senior to the subordinated debt securities to the extent of the value of the assets securing such debt or other obligations.
Events of Default
When we use the term “Event of Default” in the indenture with respect to the debt securities of any series, here are some examples of what we mean:
(1)   default in paying interest on the debt securities when it becomes due and the default continues for a period of 30 days or more;
(2)   default in paying principal, or premium, if any, on the debt securities when due;
(3)   default is made in the payment of any sinking or purchase fund or analogous obligation when the same becomes due, and such default continues for 30 days or more;
(4)   default in the performance, or breach, of any covenant in the indenture (other than defaults specified in clause (1), (2) or (3) above) and the default or breach continues for a period of 90 days or more after we receive written notice from the trustee or we and the trustee receive notice from the holders of at least 51% in aggregate principal amount of the outstanding debt securities of the series;
(5)   certain events of bankruptcy, insolvency, reorganization, administration or similar proceedings with respect to Cencora, Inc. has occurred; or
(6)   any other Events of Default set forth in the prospectus supplement. (Section 5.01)
If an Event of Default (other than an Event of Default specified in clause (5)) under the indenture occurs with respect to the debt securities of any series and is continuing, then the trustee or the holders of at least 51% in principal amount of the outstanding debt securities of that series may by written notice require us to repay immediately the entire principal amount of the outstanding debt securities of that series (or such lesser amount as may be provided in the terms of the securities), together with all accrued and unpaid interest and premium, if any. (Section 5.02) If an Event of Default under the indenture specified in clause (5) occurs and is continuing, then the entire principal amount of the outstanding debt securities (or such lesser amount as may be provided in the terms of the securities) will automatically become due and payable immediately without any declaration or other act on the part of the trustee or any holder. (Section 5.02)
After a declaration of acceleration, the holders of a majority in principal amount of outstanding debt securities of any series may rescind this accelerated payment requirement if all existing Events of Default, except for nonpayment of the principal and interest on the debt securities of that series that has become due solely as a result of the accelerated payment requirement, have been cured or waived and if the rescission of acceleration would not conflict with any judgment or decree. (Section 5.02) The holders of a majority in principal amount of the outstanding debt securities of any series also have the right to waive past defaults, except a default in paying principal or interest on any outstanding debt security, or in respect of a covenant or a provision that cannot be modified or amended without the consent of all holders of the debt securities of that series. (Section 5.13)
Holders of at least 51% in principal amount of the outstanding debt securities of a series may seek to institute a proceeding only after they have notified the trustee of a continuing Event of Default in writing and made a written request, and offered reasonable indemnity, to the trustee to institute a proceeding and the trustee has failed to do so within 60 days after it received this notice. In addition, within this 60-day period the trustee must not have received directions inconsistent with this written request by holders of a majority in principal amount of the outstanding debt securities of that series. (Section 5.07) These limitations do not apply, however, to a suit instituted by a holder of a debt security for the enforcement of the payment of principal, interest or any premium on or after the due dates for such payment. (Section 5.08)

During the existence of an Event of Default, the trustee is required to exercise the rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent man would under the circumstances in the conduct of that person’s own affairs. (Section 6.01) If an Event of Default has occurred and is continuing, the trustee is not under any obligation to exercise any of its rights or powers at the request or direction of any of the holders unless the holders have offered to the trustee reasonable security or indemnity. (Section 5.07) Subject to certain provisions, the holders of a majority in principal amount of the outstanding debt securities of any series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust, or power conferred on the trustee. (Section 5.12)
The trustee will, within 90 days after any default occurs, give notice of the default to the holders of the debt securities of that series, unless the default was already cured or waived. Unless there is a default in paying principal, interest or any premium when due, the trustee can withhold giving notice to the holders if it determines in good faith that the withholding of notice is in the interest of the holders. (Section 6.02)
Modification and Waiver
The indenture may be amended or modified without the consent of any holder of debt securities in order to:
•
evidence a succession of the trustee;

•
cure ambiguities, defects or inconsistencies;

•
provide for the assumption of our obligations in the case of a merger or consolidation or transfer of all or substantially all of our assets;

•
make any change that would provide any additional rights or benefits to the holders of the debt securities of a series;

•
add guarantors with respect to the debt securities of any series;

•
secure the debt securities of a series;

•
establish the form or forms of debt securities of any series;

•
maintain the qualification of the indenture under the Trust Indenture Act; or

•
make any change that does not adversely affect in any material respect the interests of any holder. (Section 9.01)

Other amendments and modifications of the indenture or the debt securities issued may be made with the consent of the holders of not less than a majority of the aggregate principal amount of the outstanding debt securities of each series affected by the amendment or modification. However, no modification or amendment may, without the consent of the holder of each outstanding debt security affected:
•
reduce the principal amount, or extend the fixed maturity, of the debt securities;

•
alter or waive the redemption provisions of the debt securities;

•
change the currency in which principal, any premium or interest is paid;

•
reduce the percentage in principal amount outstanding of debt securities of any series which must consent to an amendment, supplement or waiver or consent to take any action;

•
impair the right to institute suit for the enforcement of any payment on the debt securities;

•
waive a payment default with respect to the debt securities or any guarantor;

•
reduce the interest rate or extend the time for payment of interest on the debt securities;

•
adversely affect the ranking of the debt securities of any series; or

•
release any guarantor from any of its obligations under its guarantee or the indenture, except in compliance with the terms of the indenture. (Section 9.02)

Consolidation, Merger or Sale of Assets
The indenture provides that we may consolidate or merge with or into, or convey or transfer all or substantially all of our assets to, any entity (including, without limitation, a limited partnership or a limited liability company); provided that:
•
we will be the surviving corporation or, if not, that the successor will be a corporation that is organized and validly existing under the laws of any state of the United States of America or the District of Columbia and will expressly assume by a supplemental indenture our obligations under the indenture and the debt securities;

•
immediately after giving effect to such transaction, no Event of Default, and no default or other event which, after notice or lapse of time, or both, would become an Event of Default, will have happened and be continuing; and

•
we will have delivered to the trustee an opinion of counsel, stating that such consolidation, merger, conveyance or transfer complies with the indenture. (Section 8.01)

In the event of any such consolidation, merger, conveyance, transfer or lease, any such successor will succeed to and be substituted for us as obligor on the debt securities with the same effect as if it had been named in the indenture as obligor. (Section 8.02)
No Restrictive Covenants; No Protection in the Event of a Change of Control
Unless otherwise indicated in a prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any restrictive covenants, including covenants restricting either us or our subsidiaries from:
•
entering into one or more additional indentures providing for the issuance of debt securities;

•
from incurring, assuming, or becoming liable with respect to any indebtedness or other obligation, whether secured or unsecured;

•
from entering into sale and leaseback transactions;

•
from paying dividends or making other distributions on our respective capital stock; or

•
from purchasing or redeeming our respective capital stock.

Also, unless otherwise indicated in a prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any financial ratios or specified levels of net worth or liquidity to which either we or our subsidiaries must adhere or contain any provision that would require us to repurchase, redeem, or otherwise modify the terms of any of the debt securities upon a change in control or other event involving us that may adversely affect our creditworthiness or the value of the debt securities.
Satisfaction, Discharge and Covenant Defeasance
We may terminate our obligations under the indenture, when:
•
either:

•
all debt securities of any series issued that have been authenticated and delivered have been delivered to the trustee for cancellation; or

•
all the debt securities of any series issued that have not been delivered to the trustee for cancellation have become due and payable, will become due and payable within one year, or are to be called for redemption within one year and we have made arrangements satisfactory to the trustee for the giving of notice of redemption by such trustee in our name and at our expense, and in each case, we have irrevocably deposited or caused to be deposited with the trustee sufficient funds to pay and discharge the entire indebtedness on the series of debt securities to pay principal, interest and any premium; and

•
we have paid or caused to be paid all other sums then due and payable under the indenture; and

•
we have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent under the indenture relating to the satisfaction and discharge of the indenture have been complied with. (Section 4.01)

We may elect to have our obligations under the indenture discharged with respect to the outstanding debt securities of any series (“legal defeasance”). Legal defeasance means that we will be deemed to have paid and discharged the entire indebtedness represented by the outstanding debt securities of such series under the indenture, except for:
•
the rights of holders of the debt securities to receive principal, interest and any premium when due;

•
our obligations with respect to the debt securities concerning issuing temporary debt securities, registration of transfer of debt securities, mutilated, destroyed, lost or stolen debt securities and the maintenance of an office or agency for payment for security payments held in trust;

•
the rights, powers, trusts, duties and immunities of the trustee; and

•
the defeasance provisions of the indenture. (Section 4.02)

In addition, we may elect to have our obligations released with respect to certain covenants in the indenture (“covenant defeasance”). Any omission to comply with these obligations will not constitute a default or an Event of Default with respect to the debt securities of any series. In the event covenant defeasance occurs, certain events, not including non-payment, bankruptcy and insolvency events, described under “Events of Default” above will no longer constitute an Event of Default for that series. (Section 4.03)
In order to exercise either legal defeasance or covenant defeasance with respect to outstanding debt securities of any series:
•
we must irrevocably have deposited or caused to be deposited with the trustee as trust funds for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to the benefits of the holders of the debt securities of a series:

•
money in an amount,

•
U.S. government obligations (or equivalent government obligations in the case of debt securities denominated in other than U.S. dollars or a specified currency) that will provide, not later than one day before the due date of any payment, money in an amount, or

•
a combination of money and U.S. government obligations (or equivalent government obligations, as applicable),

in each case sufficient, in the written opinion (with respect to U.S. or equivalent government obligations or a combination of money and U.S. or equivalent government obligations, as applicable) of a nationally recognized firm of independent registered public accountants to pay and discharge, and which shall be applied by the trustee to pay and discharge, all of the principal (including mandatory sinking fund payments), interest and any premium at due date or maturity;
•
in the case of legal defeasance, we have delivered to the trustee an opinion of counsel stating that, under then applicable federal income tax law, the holders of the debt securities of that series will not recognize income, gain or loss for federal income tax purposes as a result of the deposit, defeasance and discharge to be effected and will be subject to the same federal income tax as would be the case if the deposit, defeasance and discharge did not occur;

•
in the case of covenant defeasance, we have delivered to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit and covenant defeasance to be effected and will be subject to the same federal income tax as would be the case if the deposit and covenant defeasance did not occur;

•
no Event of Default or default with respect to the outstanding debt securities of that series has occurred and is continuing at the time of such deposit after giving effect to the deposit or, in the case of legal defeasance, no default relating to bankruptcy or insolvency has occurred and is continuing at any time on or before the 91st day after the date of such deposit, it being understood that this condition is not deemed satisfied until after the 91st day;
•
the legal defeasance or covenant defeasance will not cause the trustee to have a conflicting interest within the meaning of the Trust Indenture Act, assuming all debt securities of a series were in default within the meaning of such Act;

•
the legal defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which we are a party;

•
the legal defeasance or covenant defeasance will not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940, as amended, unless the trust is registered under such act or exempt from registration; and

•
we have delivered to the trustee an officers’ certificate and an opinion of counsel stating that all conditions precedent with respect to the defeasance or covenant defeasance have been complied with. (Sections 4.01 and 4.02)

Governing Law
Unless otherwise stated in the prospectus supplement, the debt securities and the indentures will be governed by New York law. (Section 1.12)
No Personal Liability of Directors, Officers, Stockholders or Employees
The indenture provides that there will be no recourse against any of our incorporators, stockholders, directors, officers or employees, past, present or future, for the payment of the principal of, premium, if any, or the interest, if any, on any securities of any series authenticated and delivered from time to time under the indenture, or for any claim based on such securities, or upon any obligation, covenant or agreement of the indenture. The indenture also provides that all such securities are solely corporate obligations, and that no personal liability attaches or will attach to any such incorporator, stockholder, director, officer or employee because of the incurring of the indebtedness authorized under the indenture. Each holder, as a condition of, and as part of the consideration for, the execution of the indenture and the issuance of such debt securities, waives and releases all such personal liability. (Section 1.16)
Concerning our Relationship with the Trustee
U.S. Bank is a lender and issuing bank in connection with our senior unsecured revolving credit facility, which we generally refer to as our “multi-currency revolving credit facility.” In addition, U.S. Bank provides certain cash management services to us and our subsidiaries.
Transfer and Exchange
The debt securities may be presented for exchange, and debt securities other than a global security may be presented for registration of transfer, at the principal corporate trust office or agency of the trustee. Holders will not have to pay any service charge for any registration of transfer or exchange of debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with such registration of transfer or exchange of debt securities. (Section 3.05)
Legal Ownership of Debt Securities
Unless the prospectus supplement specifies otherwise, we will issue debt securities initially in the form of a global security. However, we may elect to issue debt securities in fully registered form. We refer to those who have debt securities registered in their own names on the books that we or our agent maintain for this purpose as the “holders” of those debt securities. These persons are the legal holders of the debt securities. We refer to those who, indirectly through others, own beneficial interests in debt securities that are not registered in their own names as “indirect holders” of those debt securities. As we discuss below, indirect holders are not legal holders, and investors in debt securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders
If we issue debt securities in global — i.e., book-entry — form, the debt securities will be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, in turn, hold beneficial interests in the debt securities on behalf of themselves or their customers.
For registered debt securities, only the person in whose name a debt security is registered is recognized under the indenture as the holder of that debt security. (Section 3.08) Debt securities issued in global form will be issued in the form of a global security registered in the name of the depositary or its nominees. Consequently, for debt securities issued in global form, we will recognize only the depositary as the holder of the debt securities, and we will make all payments on the debt securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the debt securities.
As a result, investors in a book-entry security will not own debt securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the debt securities are issued in global form, investors will be indirect holders, and not holders, of the debt securities.
In the future, we may terminate a global security under the circumstances specified below under the heading “What Is a Global Security? — Special Situations When a Global Security Will Be Terminated” or issue debt securities initially in non-global form. In these cases, investors may choose to hold their debt securities in their own names or in “street name.” Debt securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those debt securities through an account he or she maintains at that institution.
For debt securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the debt securities are registered as the holders of those debt securities, and we will make all payments on those debt securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold debt securities in street name will be indirect holders, not holders, of those debt securities.
Legal Holders
Our obligations, as well as the obligations of the trustee and those of any third parties employed by us or the trustee, run only to the legal holders of the debt securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a debt security or has no choice because we are issuing the debt securities only in global form.
For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose — e.g., to amend the applicable indenture or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the applicable indenture — we would seek approval only from the holders, and not the indirect holders, of the debt securities. Whether and how the holders contact the indirect holders is up to the holders.
When we refer below to “you,” we mean those who invest in the debt securities being offered by this prospectus, whether they are the holders or only indirect holders of those debt securities. When we refer to “your debt securities,” we mean the debt securities in which you hold a direct or indirect interest.

Special Considerations for Indirect Holders
If you hold debt securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:
•
how it handles securities payments and notices;

•
whether it imposes fees or charges;

•
how it would handle a request for the holders’ consent, if ever required;

•
whether and how you can instruct it to send you debt securities registered in your own name so you can be a holder, if that is permitted in the future;

•
how it would exercise rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•
if the debt securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

What Is a Global Security?
A global security is a security that represents one or more debt securities and is held by a depositary. Generally, all debt securities represented by the same global securities will have the same terms.
Each debt security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominees that we select. The financial institution that we select for this purpose is called the depositary.
A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under the heading “Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all debt securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the debt security, but only an indirect holder of a beneficial interest in the global security.
If the prospectus supplement for a particular debt security indicates that the debt security will be issued in global form only, then the debt security will be represented by a global security at all times unless and until the global security is terminated. We describe the situations in which this can occur below under the heading “Special Situations When a Global Security Will Be Terminated.” If termination occurs, we may issue the debt securities through another book-entry clearing system or decide that the debt securities may no longer be held through any book-entry clearing system.
Special Considerations for Global Securities
As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize this type of investor as a holder of debt securities and instead deal only with the depositary that holds the global security.
If debt securities are issued only in the form of a global security, an investor should be aware of the following:
•
an investor cannot cause the debt securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the debt securities, except in the special situations we describe below;

•
an investor will be an indirect holder and must look to his or her own bank or broker for payments on the debt securities and protection of his or her legal rights relating to the debt securities, as we describe under the heading “Legal Ownership of Debt Securities” above;

•
an investor may not be able to sell interests in the debt securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

•
an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the debt securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•
the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security. We and the trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way;

•
the depositary may require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds and your broker or bank may require you to do so as well; and

•
financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the debt securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated
In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own bank or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above under the heading “Legal Ownership of Debt Securities.”
The global security will terminate when the following special situations occur:
•
if the depositary notifies us that it is unwilling, unable or no longer permitted under applicable law to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days; or

•
if we notify the trustee that we wish to terminate that global security.

The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary — and not we or the trustee — is responsible for deciding the names of the institutions that will be the initial direct holders.

DESCRIPTION OF DEPOSITARY SHARES
The following summary of certain provisions of the depositary shares is not complete and is subject to, and qualified in its entirety by reference to, the provisions of the depositary agreement and related depositary receipts that will be filed with the SEC in connection with the offering of such depositary shares. You should refer to the provisions of the applicable depositary agreement and related depositary receipt and applicable prospectus supplement for more specific information about the depositary shares we may offer. If any particular terms of the depositary agreements and related depositary receipts described in the applicable prospectus supplement differ from any of the terms described herein, then the terms described herein will be deemed superseded by that prospectus supplement.
General
We may offer fractional shares of preferred stock, rather than full shares of preferred stock. If we decide to offer fractional shares of our preferred stock, we will issue receipts for depositary shares. Each depositary share will represent a fraction of a share of a particular series of our preferred stock, and the applicable prospectus supplement will indicate that fraction. The shares of preferred stock represented by depositary shares will be deposited under a deposit agreement between us and a depositary that is a bank or trust company selected by us that meets certain requirements. The depositary will be specified in the applicable prospectus supplement. Each owner of a depositary share will be entitled to all of the rights and preferences of the preferred stock represented by the depositary share. The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of our preferred stock in accordance with the terms of the offering.
Dividends and Other Distributions
The depositary will distribute all cash dividends or other cash distributions received by it in respect of the preferred stock to the record holders of depositary shares relating to such preferred shares in proportion to the numbers of depositary shares held on the relevant record date.
In the event of a distribution other than in cash, the depositary will distribute securities or property received by it to the record holders of depositary shares in proportion to the numbers of depositary shares held on the relevant record date, unless the depositary determines that it is not feasible to make such distribution. In that case, the depositary may make the distribution by such method as it deems equitable and practicable. One such possible method is for the depositary to sell the securities or property and then distribute the net proceeds from the sale as provided in the case of a cash distribution.
Redemption of Depositary Shares
Whenever we redeem the preferred stock, the depositary will redeem a number of depositary shares representing the same number of shares of preferred stock so redeemed. If fewer than all of the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot, pro rata or by any other equitable method as the depositary may determine.
Voting of Underlying Shares
Upon receipt of notice of any meeting at which the holders of our preferred stock of any series are entitled to vote, the depositary will mail the information contained in the notice of the meeting to the record holders of the depositary shares relating to that series of preferred stock. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary as to the exercise of the voting rights represented by the number of shares of preferred stock underlying the holder’s depositary shares. The depositary will endeavor, to the extent it is practical to do so, to vote the number of whole shares of preferred stock underlying such depositary shares in accordance with such instructions. We will agree to take all action that the depositary may deem reasonably necessary in order to enable the depositary to do so. To the extent the depositary does not receive specific instructions from the holders of depositary shares relating to such preferred shares, it will abstain from voting such shares of preferred stock.

Withdrawal of Shares
Upon surrender of depositary receipts representing any number of whole shares at the depositary’s office, unless the related depositary shares previously have been called for redemption, the holder of the depositary shares evidenced by the depositary receipts will be entitled to delivery of the number of whole shares of the related series of preferred stock and all money and other property, if any, underlying such depositary shares. However, once such an exchange is made, the preferred stock cannot thereafter be redeposited in exchange for depositary shares. Holders of depositary shares will be entitled to receive whole shares of the related series of preferred stock on the basis set forth in the applicable prospectus supplement. If the depositary receipts delivered by the holder evidence a number of depositary shares representing more than the number of whole shares of preferred stock of the related series to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares.
Amendment and Termination of Depositary Agreement
The form of depositary receipt evidencing the depositary shares and any provision of the applicable depositary agreement may at any time be amended by agreement between us and the depositary. We may, with the consent of the depositary, amend the depositary agreement from time to time in any manner that we desire. However, if the amendment would materially and adversely alter the rights of the existing holders of depositary shares, the amendment would need to be approved by the holders of at least a majority of the depositary shares then outstanding.
The depositary agreement may be terminated by us or the depositary if:
•
all outstanding depositary shares have been redeemed; or

•
there has been a final distribution in respect of the shares of preferred stock of the applicable series in connection with our liquidation, dissolution or winding up and such distribution has been made to the holders of depositary receipts.

Resignation and Removal of Depositary
The depositary may resign at any time by delivering notice to us of its election to do so. We may remove a depositary at any time. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of appointment.
Charges of Depositary
We will pay all transfer and other taxes and governmental charges arising solely from the existence of any depositary arrangements. We will pay all charges of each depositary in connection with the initial deposit of the preferred shares of any series, the initial issuance of the depositary shares, any redemption of such preferred shares, and any withdrawals of such preferred shares by holders of depositary shares. Holders of depositary shares will be required to pay any other transfer taxes.
Notices
Each depositary will forward to the holders of the applicable depositary shares all notices, reports and communications from us which are delivered to such depositary and which we are required to furnish the holders of the preferred stock represented by such depositary shares.
Miscellaneous
The depositary agreement contains provisions that limit our liability and the liability of the depositary to the holders of depositary shares. Both the depositary and we are also entitled to an indemnity from the holders of the depositary shares prior to bringing, or defending against, any legal proceeding. We or any depositary may rely upon written advice of counsel or accountants, information provided by persons presenting preferred shares for deposit, holders of depositary shares, or other persons believed by us to be competent, as well as on documents believed by us or them to be genuine.

DESCRIPTION OF WARRANTS
The following summary of certain provisions of the warrants is not complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant and warrant agreement that will be filed with the SEC in connection with the offering of such warrants. You should refer to the provisions of the applicable warrant and warrant agreement and applicable prospectus supplement for more specific information about the warrants we offer. If any particular terms of the warrant or warrant agreement described in the applicable prospectus supplement differ from any of the terms described herein, then the terms described herein will be deemed superseded by that prospectus supplement.
General
We may issue warrants for the purchase of our common stock, preferred stock, debt securities, depositary shares, units or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified securities or indices, or any combination of the foregoing. Each series of warrants will be issued under a separate warrant agreement that we will enter into with a bank or trust company, as warrant agent, as detailed in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation, or agency or trust relationship, with you.
The prospectus supplement relating to a particular issue of warrants will describe the terms of those warrants, including, when applicable:
•
the offering price;

•
the currency or currencies, including composite currencies, in which the price of the warrants may be payable;

•
the number of warrants offered;

•
the securities underlying the warrants, including the securities of third parties or other rights, if any, to receive payment in cash or securities based on the value, rate or price of one or more specified securities or indices, or any combination of the foregoing, purchasable upon exercise of the warrants;

•
the exercise price and the amount of securities you will receive upon exercise;

•
the procedure for exercise of the warrants and the circumstances, if any, that will cause the warrants to be automatically exercised;

•
the rights, if any, we have to redeem the warrants;

•
the date on which the right to exercise the warrants will commence and the date on which the warrants will expire;

•
the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security;

•
U.S. federal income tax consequences;

•
the name of the warrant agent; and

•
other material terms of the warrants.

Warrants may be exercised in the manner specified in applicable prospectus supplement. Before the exercise of warrants, holders will not have any of the rights of holders of the securities purchasable upon exercise and will not be entitled to payments made to holders of those securities. After your warrants expire they will become void.

DESCRIPTION OF PURCHASE CONTRACTS
The following summary of certain provisions of the purchase contracts is not complete and is subject to, and qualified in its entirety by reference to, the provisions of the purchase contract that will be filed with the SEC in connection with the offering of such purchase contracts. You should refer to the provisions of the applicable purchase contract and applicable prospectus supplement for more specific information about the purchase contracts we offer. If any particular terms of the purchase contract described in the applicable prospectus supplement differ from any of the terms described herein, then the terms described herein will be deemed superseded by that prospectus supplement.
We may issue purchase contracts for the purchase or sale of debt or equity securities issued by us or securities of third parties, or a combination thereof, as specified in the applicable prospectus supplement. Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities at a specified purchase price, which may be a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable thereunder. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.
The purchase contracts may require us to make periodic payments to the holders thereof, or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or pre-funded on some basis. The purchase contracts may also require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts will be issued under the indenture.
Material U.S. federal income tax considerations applicable to the purchase contracts will also be discussed in the applicable prospectus supplement.

DESCRIPTION OF UNITS
The following summary of certain provisions of the units is not complete and is subject to, and qualified in its entirety by reference to, the provisions of the unit agreement that will be filed with the SEC in connection with the offering of such units. You should refer to the provisions of the applicable unit agreement and applicable prospectus supplement for more specific information about the units we offer. If any particular terms of the units described in the applicable prospectus supplement differ from any of the terms described herein, then the terms described herein will be deemed superseded by that prospectus supplement.
As specified in the applicable prospectus supplement, we may issue units consisting of one or more purchase contracts, warrants, depositary shares, debt securities, shares of preferred stock, shares of common stock or any combination of such securities. The applicable prospectus supplement will describe:
•
the terms of the units and of the purchase contracts, warrants, depositary shares, debt securities, preferred stock and common stock comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•
a description of the terms of the unit agreement governing the units; and

•
a description of the provisions for payment, settlement, transfer or exchange of the units.

PLAN OF DISTRIBUTION
We may offer and sell the securities under this prospectus from time to time in one or more of the following ways:
•
through agents;

•
to dealers;

•
to underwriters;

•
directly to other purchasers; or

•
through a combination of any of these methods of sale.

The distribution of the securities may be made from time to time in one or more transactions, either:
•
at a fixed price or prices, which may be changed;

•
at market prices prevailing at the time of sale;

•
at prices related to prevailing market prices;

•
at prices determined by an auction process; or

•
at negotiated prices.

Through Agents
We and the agents designated by us may solicit offers to purchase securities. Agents that participate in the distribution of securities may be deemed underwriters under the Securities Act. Any agent will be acting on a “best efforts” basis for the period of its appointment, unless we indicate differently in the prospectus supplement.
To Dealers
The securities may be sold to a dealer as principal. The dealer may then resell the securities to the public at varying prices determined by it at the time of resale. The dealer may be deemed to be an underwriter under the Securities Act.
To Underwriters
We may sell securities to one or more underwriters under an underwriting agreement that we enter into with them at the time of sale. The names of the underwriters will be set forth in the prospectus supplement, which will be used by the underwriters to resell the securities.
In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with such a transaction, that the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle such sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of a derivative transaction to close out any related open borrowings of stock. We otherwise may loan or pledge securities to a financial institution or other third party that in turn may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities, in either case using this prospectus and the applicable prospectus supplement.
Direct Sales
We may sell securities directly to you, without the involvement of underwriters or agents.
General Information
Any underwriters or agents will be identified and their compensation described in the prospectus supplement applicable to such offering.

We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make.
Underwriters, dealers and agents (or one or more of their respective affiliates) may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of their businesses.
VALIDITY OF SECURITIES
Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by this prospectus will be passed upon for us by Morgan, Lewis & Bockius LLP, Philadelphia, Pennsylvania, and for any underwriters or agents by counsel named in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements of Cencora, Inc. appearing in Cencora, Inc.’s Annual Report (Form 10-K) for the year ended September 30, 2024, and the effectiveness of Cencora, Inc.’s internal control over financial reporting as of September 30, 2024, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

$1,800,000,000
Cencora, Inc.
$500,000,000 4.625% Senior Notes due 2027
$600,000,000 4.850% Senior Notes due 2029
$700,000,000 5.150% Senior Notes due 2035
Joint Book-Running Managers
BofA Securities (All Notes)	Citigroup (All Notes)	J.P. Morgan (All Notes)	Wells Fargo Securities (All Notes)
BNP PARIBAS (All Notes)	Morgan Stanley (2029 Notes, 2035 Notes)	PNC Capital Markets LLC (2029 Notes, 2035 Notes)	TD Securities (2029 Notes, 2035 Notes)	US Bancorp (2029 Notes, 2035 Notes)
MUFG (2027 Notes)	Scotiabank (2027 Notes)	SOCIETE GENERALE (2027 Notes)	Truist Securities (2027 Notes)
Co-Managers
Morgan Stanley (2027 Notes)	PNC Capital Markets LLC (2027 Notes)	TD Securities (2027 Notes)	US Bancorp (2027 Notes)
MUFG (2029 Notes, 2035 Notes)	Scotiabank (2029 Notes, 2035 Notes)	SOCIETE GENERALE (2029 Notes, 2035 Notes)	Truist Securities (2029 Notes, 2035 Notes)
	BBVA (All Notes)	WauBank Securities LLC (All Notes)
December 2, 2024